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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222659

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 20, 2020.

Prospectus Supplement
(to Prospectus dated January 23, 2018)

160,000,000 Class A Ordinary Shares

GDS Holdings Limited

           We are offering 160,000,000 Class A ordinary shares, par value US$0.00005 per share, as part of a Global Offering, comprising an international offering of initially 152,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of initially 8,000,000 Class A ordinary shares.

           Our ADSs are listed on the Nasdaq Global Market under the symbol "GDS." On October 19, 2020, the last reported trading price of our ADSs on the Nasdaq Global Market was US$81.94 per ADSs, or HK$79.38 per Class A ordinary share, based on an exchange rate of HK$7.7500 to US$1.00. Each ADS represents eight Class A ordinary shares.

           The allocation of ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see "Underwriting" beginning on page S-42 of this prospectus supplement. The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. See "Underwriting—Pricing." The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

           STT GDC Pte Ltd., or STT GDC, a non-U.S. entity and one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, holds preemptive rights to purchase Class A ordinary shares at the public offering price and on the same terms as the other Class A ordinary shares being offered in this offering. STT GDC has indicated its interest in exercising its preemptive rights for a maximum aggregate amount of up to US$420,000,000, provided that any such purchase shall not result in the shareholding percentage of STT GDC in our Company exceeding its percentage interest immediately prior to this offering. However, STT GDC's indication is not binding unless and until it exercises its preemptive right. The underwriters will receive the same underwriting discounts and commissions on any Class A ordinary shares purchased by STT GDC as they will on any other Class A ordinary shares sold to the public in this offering.

           We have applied to list our Class A ordinary shares on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, under the stock code "9698".

           Our outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and preferred shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election or removal of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See "Description of Share Capital" in the accompanying prospectus.

           Investing in the Class A ordinary shares involves a high degree of risk. See the "Risk Factors" beginning on page S-18 of this prospectus supplement.

           Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE HK$        PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share	Total
Public offering price	HK$ (1)	HK$
Underwriting discounts and commissions(2)	HK$	HK$
Proceeds to us (before expenses)(3)	HK$	HK$

(1)
Equivalent to approximately US$          per ADS, based upon each ADS representing eight Class A ordinary shares and an exchange rate of HK$7.7500 to US$1.00 as of October 16, 2020, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See "Underwriting" beginning on page S-42 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds (before expenses) of HK$        from the sale of initially 8,000,000 Class A ordinary shares at a public offering price of HK$        per Class A ordinary share in the Hong Kong public offering.

           We have granted the international underwriters the option, exercisable by J.P. Morgan Securities (Asia Pacific) Limited, Merrill Lynch (Asia Pacific) Limited, China International Capital Corporation Hong Kong Securities Limited, and Haitong International Securities Company Limited, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 24,000,000 Class A ordinary shares at the public offering price, less underwriting discounts and commissions, until 30 days after the last day for the lodging of applications under the Hong Kong public offering. J.P. Morgan Securities (Asia Pacific) Limited intends to arrange for delayed settlement by certain purchases or enter into open market purchases in order to facilitate the settlement of over-allocations.

           The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about November 2, 2020.

Joint Sponsors, Joints Global Coordinators, Joint Bookrunners and Joint Lead Managers

J.P. Morgan	BofA Securities	CICC	Haitong International

Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

ABCI	BOCI	CCBI	CMBI	ICBCI	Orient Securities (HK)	RBC Capital Markets	UOBKH

Joint Global Coordinator	Joint Bookrunners and Joint Lead Managers
DBS	EBSI	CITIC Securities	Cowen	GTJA	RJ	TSI	Zhongtai

Prospectus Supplement dated October     , 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any other materials we file with the United States Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. Neither we, nor the underwriters, are making an offer of the Class A ordinary shares in any jurisdiction where such offer is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the

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Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any other material is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated January 23, 2018 included in the registration statement on Form F-3 (No. 333-222659), which provides more general information.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption "Underwriting") and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

        In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

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  "ADSs" are to our American depositary shares, each of which represents eight Class A ordinary shares, and "ADRs" are to the American depositary receipts that evidence our ADSs;

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  "area committed" are to part of our area in service which is committed to customers pursuant to customer agreements remaining in effect;

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  "area held for future development" are to the estimated net floor area that we have secured for potential future development by different means, including greenfield and brownfield land which we have acquired or which we expect to acquire pursuant to binding framework agreements with local governments, building shells which we have purpose-built on land which we own, and existing buildings for which we have entered into agreements in connection with their acquisition or lease with the intention of converting or redeveloping into data centers, but which are not actively under construction;

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  "area in service" are to the entire net floor area of data centers (or phases of data centers) which are ready for service;

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  "area pre-committed" are to part of our area under construction which is pre-committed to customers pursuant to customer agreements remaining in effect;

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  "area under construction" are to the entire net floor area of data centers (or phases of data centers) which are actively under construction and have not yet reached the stage of being ready for service;

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  "area utilized" are to part of our area in service that is committed to customers and revenue generating pursuant to the terms of customer agreements remaining in effect;

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  "carrier-neutral" or "cloud-neutral" are to data centers that are not owned, operated, or tied to any one network or cloud service provider, respectively;

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  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

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  "commitment rate" are to the ratio of area committed to area in service;

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  "GIC" are to GIC Private Limited, Singapore's sovereign wealth fund;

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  "gross floor area" are to either the total internal area of buildings which we own, or to the total area under lease with respect to buildings which we lease;

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  "HK$," or "Hong Kong dollars," or "HK dollars" are to the lawful currency of Hong Kong;

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  "joint venture data centers" are to data centers that we build-to-suit and operate for strategic customers and in which, on completion, we intend to sell an equity interest to our joint venture partner, GIC;

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  "move-in period" are to the period commencing when part of the area committed under a particular customer agreement becomes area utilized and ending when all of the area committed under such customer agreement becomes area utilized in accordance with the terms of such customer agreement remaining in effect;

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  "net floor area" are to the total internal area of the computer rooms within each data center where customers can house, power and cool their computer systems and networking equipment;

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  "ordinary shares" are to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

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  "pre-commitment rate" are to the ratio of area pre-committed to area under construction;

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  "PUE" are to power usage effectiveness;

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  "PUE ratio" are to power usage effectiveness ratio, a metric used to determine the energy efficiency of a data center; it is determined by dividing the total amount of power consumed by the data center by the total amount of power consumed directly by customers to operate their IT systems housed in the data center;

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  "ready for service" are to facilities which have passed commissioning and testing, obtained government approvals for operation, and contain one or more computer rooms fully equipped and fitted out ready for utilization by customers;

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  "RMB" or "Renminbi" are to the legal currency of China;

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  "self-developed data centers" are to data centers operated by us that we either purpose-build from the ground up, develop from building shells purpose-built for us, convert from existing buildings, or acquire, excluding joint venture data centers;

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  "sqm" are to square meters;

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  "third-party data centers" are to data center net floor area operated by us that we lease on a wholesale basis from other data center providers and use to provide data center services to our customers;

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  "Tier 1 markets" are the areas in and around the cities of Shanghai, Beijing, Shenzhen, Guangzhou, Hong Kong, Chengdu and Chongqing;

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  "total area committed" are to the sum of area committed and area pre-committed;

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  "US$," "U.S. dollars," or "dollars" are to the legal currency of the United States; and

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  "utilization rate" are to the ratio of area utilized to area in service;

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  "VATS" are to value-added telecommunications services;

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  "we," "us," "our company" and "our" are to GDS Holdings Limited and its subsidiaries and consolidated affiliated entities, as the context requires.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon (i) the exercise of options outstanding under our share incentive plans, (ii) conversion of our convertible senior notes and (iii) conversion of our convertible preferred shares.

        All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. These forward looking statements are made under the "safe harbor" provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the U.S. Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are contained principally in the sections entitled "Prospectus Supplement Summary", "Risk Factors", "Use of Proceeds" and "Operating and Financial Review and Prospects" included herein or included in our Annual Report on Form 20-F for the year ended December 31, 2019, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, titled "GDS Holdings Limited Supplemental and Updated Disclosures", as well as other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included in this prospectus supplement relate to, among others:

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  our goals and strategies;

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  our expansion plans;

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  our future business development, financial condition and results of operations;

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  the expected growth of the data center and cloud services market;

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  our expectations regarding demand for, and market acceptance of, our services;

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  our expectations regarding maintaining and strengthening our relationships with customers;

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  the completion of any proposed acquisition transactions, including the regulatory approvals and other conditions that must be satisfied or waived in order to complete the acquisition transactions;

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  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

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  general economic and business conditions in the regions where we operate; and

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  assumptions underlying or related to any of the foregoing.

        In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus supplement. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents that we have referred to in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Class A ordinary shares. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference in this prospectus supplement.

Overview

        We are the largest carrier-neutral data center service provider in China with a 21.9% revenue market share of the carrier-neutral market in 2019, according to iResearch. We focus on developing and operating high-performance data centers. Our facilities are strategically located in China's primary economic hubs where demand for high-performance data center services is concentrated. Our data centers are designed and configured as high-performance data centers with large net floor area and power capacity, high power density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud-neutral, which enables our customers to access all the major PRC telecommunications networks, as well as the largest PRC and global public clouds which we host in many of our facilities. We offer colocation and managed services, including an innovative and unique managed cloud value proposition. We have a 19-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services in China. As of June 30, 2020, we had an aggregate net floor area of 266,260 sqm in service, 94.1% of which was committed by customers, and an aggregate net floor area of 133,208 sqm under construction, 62.3% of which was pre-committed by customers, in each case excluding joint venture data centers.

        We have experienced significant growth in recent years. Our net revenue grew from RMB1,616.2 million in 2017 to RMB2,792.1 million in 2018, representing an increase of 72.8%, and increased to RMB4,122.4 million (US$583.5 million) in 2019, representing an increase of 47.6%, and grew from RMB 1,877.0 million in the six months ended June 30, 2019 to RMB2,582.6 million (US$365.5 million) in the same period in 2020, representing an increase of 37.6%. We incurred net losses of RMB326.9 million, RMB430.3 million, RMB442.1 million (US$62.6 million) and RMB193.1 million (US$27.3 million) in 2017, 2018 and 2019 and the six months ended June 30, 2020, respectively. We had an accumulated deficit of RMB 1,185.6 million, RMB 1,615.1 million, RMB2,057.2 million and RMB2,250.3 million as of December 31, 2017, 2018 and 2019 and June 30, 2020, respectively. We had cash used in operating activities of RMB167.8 million and RMB12.9 million in 2017 and 2018, respectively and cash provided by operating activities of RMB293.4 million and RMB16.2 million in 2019 and the six months ended June 30, 2020, respectively.

Our Strengths

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  A leader in one of the largest and fastest growing data center markets in the world.

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  Well-established and rapidly expanding relationships with large, fast-growing and diverse customers.

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  An innovative and unique platform of interconnected data centers hosting all of the leading cloud service providers.

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  Largescale, high-performance data centers that are strategically located in China's Tier 1 markets.

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  Large secured expansion capacity and a proven ability to source and develop additional data centers.

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  Visionary and experienced management team supported by sophisticated strategic investors.

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  Proven ability to develop and implement innovative new technologies to meet increasingly demanding customer requirements.

Our Strategies

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  Capitalize on the rising adoption of cloud computing and emerging technologies in China.

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  Expand our unique platform of strategically located, interconnected, high-performance data centers.

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  Pursue strategic sourcing of data center resources to expand our data center platform across markets.

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  Increase market share by leveraging customer relationships and attracting new customers.

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  Continue to focus on operational excellence and capital efficiency.

Risk Factors

        There are certain risks involved in our business and industries, our corporate structure, our business operations in China, investing in our Class A ordinary shares and ADSs and the Global Offering, many of which are beyond our control. For example, these risks include, among others, the following risks relating to our business. Some of the major risks we face include:

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  a potential slowdown in the demand for data center resources or managed services;

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  our ability to manage the growth of our operations and successfully implement our expansion plan;

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  having a long selling and implementation cycle for our services that requires us to make significant capital expenditures and resource commitments prior to recognizing revenue for those services;

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  our ability to expand our service offerings;

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  we have a long selling cycle for our services, which typically requires significant investment of capital, human resources and time by both our customers and us;

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  the data center business is capital-intensive, and we expect our capacity to generate capital will be insufficient to meet our anticipated capital requirements;

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  our substantial level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under our indebtedness;

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  the ongoing COVID-19 pandemic may further negatively impact the Chinese economy and our business;

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  the deterioration of the China-U.S. relationship may lead to further changes in trade or investment policies, as well as an increased possibility of a delisting of our ADSs from Nasdaq;

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  the possibility that we will continue to incur net losses;

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  the potential for a significant or prolonged failure in the data center facilities we operate or services we provide;

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  our ability to attract new customers and retain existing customers;

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  our ability to compete effectively;

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  we may experience impairment of goodwill arising from our acquisition of data center businesses;

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  regulations on foreign investment restriction and VATS with which we have been non-compliant in the past;

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  risks associated with our control over our consolidated variable interest entities in China, which is based on contractual arrangements rather than equity ownership;

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  the increasingly stringent requirements under PRC laws and regulations with respect to the regulatory approvals for the development and operation of data centers in certain cities of the Tier 1 markets;

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  changes in the political and economic policies of the PRC government;

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  as a company applying for listing under Chapter 19C, we adopt different practices as compared with many other companies listed on the Hong Kong Stock Exchange;

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  the trading price of our ADSs and Shares may be volatile;

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  an active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained.

        See "Risk Factors" on page S-18 of this prospectus supplement for a discussion of risks related to our ordinary shares, ADSs and the Global Offering. In addition, you should carefully consider the matters discussed under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019 and in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, titled "GDS Holdings Limited Supplemental and Updated Disclosures", as well as other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Public Offering and Listing in Hong Kong

        We are offering 160,000,000 Class A ordinary shares, par value US$0.00005 per share, as part of a Global Offering, comprising an international offering of initially 152,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of initially 8,000,000 Class A ordinary shares. The allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. For more information, see "Underwriting."

        The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

        STT GDC Pte Ltd., or STT GDC, a non-U.S. entity and one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, holds preemptive rights to purchase Class A ordinary shares at the public offering price and on the same terms as the other Class A ordinary shares being offered in this offering. STT GDC has indicated its interest in exercising its preemptive rights for a maximum aggregate amount of up to US$420,000,000, provided that any such purchase shall not result in the shareholding percentage of STT GDC in our Company exceeding its percentage interest immediately prior to this offering. However, STT GDC's indication is not binding unless and until it exercises its preemptive right. The underwriters will receive the same underwriting discounts and commissions on any Class A ordinary shares purchased by STT GDC as they will on any other Class A ordinary shares sold to the public in this offering.

        We have applied to list our Class A ordinary shares on The Hong Kong Stock Exchange for the listing of, and permission to deal in, our Class A ordinary shares under the stock code "9698."

Register of Members and Stamp Duty

        Our principal register of members will be maintained by our Principal Share Registrar in the Cayman Islands, and our Hong Kong register of members will be maintained by the Hong Kong Share Registrar in Hong Kong.

        Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors — Our Shares, ADSs and the Listing — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Shares on the Hong Kong Stock Exchange."

Fungibility and Conversion between ADSs and Class A Ordinary Shares

        In connection with our public offering of Class A ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility, conversion between ADSs and Class A ordinary shares and trading between Nasdaq Global Market and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register.

        In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa. See "Conversion between ADSs and Class A Ordinary Shares."

        It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered Class A ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our Shares, ADSs and the Listing—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange."

Corporate Information

        Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People's Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus supplement. Prior to September 30, 2018, our agent for service of process in the United States was Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017. We appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our successor agent for service of process in the United States, effective as of and after October 1, 2018.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

 THE GLOBAL OFFERING

Public Offering Price	HK$ , or US$ , per Class A ordinary share, equivalent to US$ per ADS, each of which represents eight Class A ordinary shares. The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. See "Underwriting—Pricing."
The Global Offering

We are offering 160,000,000 Class A ordinary shares in the Global Offering, comprising an international offering of intiallly 152,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of intiallly 8,000,000 Class A ordinary shares. The allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. For more information, see "Underwriting."

Option to Purchase Additional Class A Ordinary Shares

We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 24,000,000 Class A ordinary shares at the public offering price. J.P. Morgan Securities (Asia Pacific) Limited intends to arrange for deferred settlement with one or more existing shareholders or enter into open market purchases in order to facilitate the settlement of over-allocations.

Ordinary Shares Outstanding Immediately After the Global Offering

1,471,179,155 ordinary shares, comprising 1,403,588,819 Class A ordinary shares and 67,590,336 Class B ordinary shares (or 1,495,179,155 ordinary shares, comprising 1,427,588,819 Class A ordinary shares and 67,590,336 Class B ordinary shares, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), (i) including 50,184,168 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plans, and (ii) excluding ordinary shares issuable upon conversion of our convertible senior notes and conversion of our convertible preferred shares, as of the date of this prospectus supplement.

Use of Proceeds

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about October 26, 2020. The maximum offer price for the Hong Kong public offering is HK$86.00, or US$11.10, per ordinary share (equivalent to US$88.77 per ADS). On October 19, 2020, the last reported trading price of our ADSs on the Nasdaq Global Market was US$81.94 per ADS, or HK$79.38 per Class A ordinary share. Each ADS represents eight Class A ordinary shares. The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. See "Underwriting—Pricing." Assuming (i) the public offering price in both the international offering and the Hong Kong public offering is HK$86.00 per ordinary share, (ii) intiallly 152,000,000 Class A ordinary shares are allocated to the international offering and (iii) initially 8,000,000 Class A ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$13,273.6 million (US$1,712.7 million) assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised, or HK$15,275.5 million (US$1,971.0 million) if the over-allotment option is exercised in full, after deducting estimated underwriting fees and the estimated offering expenses payable by us. On October 16, 2020, the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board for Hong Kong dollars was HK$7.7500 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate. It assumes no adjustment to the allocation of ordinary shares between the international offering and the Hong Kong public offering.

We plan to use the net proceeds we will receive from the Global Offering primarily for the following purposes:
• Expand our platform of high-performance data centers through strategic sourcing across markets; and
• Innovate and develop new technologies related to data center design, contruction and operations, as well as other general corporate purposes.
See "Use of Proceeds" for more information.

Lock-Up

We and our directors and executive officers have agreed with the underwriters to lock-up restrictions in respect of our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions as described under "Underwriting."

Indication of Interest by Existing Shareholder

STT GDC Pte Ltd., or STT GDC, a non-U.S. entity and one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, holds preemptive rights to purchase Class A ordinary shares at the public offering price and on the same terms as the other Class A ordinary shares being offered in this offering. STT GDC has indicated its interest in exercising its preemptive rights for a maximum aggregate amount of up to US$420,000,000, provided that any such purchase shall not result in the shareholding percentage of STT GDC in our Company exceeding its percentage interest immediately prior to this offering. However, STT GDC's indication is not binding unless and until it exercises its preemptive right. Any Class A ordinary shares that STT GDC may purchase in connection with its exercise of its preemptive rights will be subject to an agreement with the underwriters not to, directly or indirectly, sell, transfer or dispose of any Class A ordinary shares so acquired for a period of six months after the date of this prospectus supplement, subject to certain exceptions. The underwriters will receive the same underwriting discounts and commissions on any Class A ordinary shares purchased by STT GDC as they will on any other Class A ordinary shares sold to the public in this offering. See "Underwriting—Lock-Up Agreements."

Risk Factors

You should carefully read "Risk Factors" and the other information included in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 20-F for the year ended December 31, 2019, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, titled "GDS Holdings Limited Supplemental and Updated Disclosures", as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in the Class A ordinary shares.

Hong Kong Stock Exchange Code for the Class A Ordinary Shares	9698
Payment and Settlement	The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about November 2, 2020.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following selected consolidated statements of operations data for the years ended December 31, 2017, 2018 and 2019 and selected consolidated balance sheet data as of December 31, 2018 and 2019 have been derived from our audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2019, or our 2019 Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. We derived the selected consolidated balance sheet data as of December 31, 2017 from our audited consolidated financial statements that have not been included or incorporated by reference herein.

        The following selected consolidated statement of operations data for the six months ended June 30, 2020 and the selected balance sheet data as of June 30, 2020 have been derived from our audited interim consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The following selected consolidated statement of operations data for the six months ended June 30, 2019 has been derived from our unaudited interim consolidated financial statements for the six months ended June 30, 2019 included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The unaudited interim consolidated financial information has been prepared on the same basis as our audited consolidated financial statements.

        You should read the following information in conjunction with (1) our audited consolidated financial statements for the each of the three years in the period ended December 31, 2019 and as of December 31, 2018 and 2019 and related notes and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report, (2) our audited interim consolidated financial statements for the six months ended June 30, 2020 and as of June 30, 2020 and related notes, (3) our unaudited interim consolidated financial statements for the six months ended June 30, 2019 and related notes, and (4) "Financial Information" in Exhibit 99.1, titled "GDS Holdings Limited Supplemental and Updated Disclosures," to our Form 6-K dated October 19, 2020, as well as the other financial information included elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Our historical results do not necessarily indicate our results expected for any future periods. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Selected Consolidated Income Statements Data

        The following table sets out our selected consolidated income statements data for the periods indicated:

	Year ended December 31,							Six months ended June 30,
	2017		2018		2019			2019		2020
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
								(unaudited)
	(in thousands, except for percentages)
Net revenue	1,616,166	100.0	2,792,077	100.0	4,122,405	583,489	100.0	1,877,030	100.0	2,582,623	365,546	100.0
Cost of revenue	(1,207,694)	(74.7)	(2,169,636)	(77.7)	(3,079,679)	(435,900)	(74.7)	(1,403,252)	(74.8)	(1,871,183)	(264,849)	(72.5)

Gross profit	408,472	25.3	622,441	22.3	1,042,726	147,589	25.3	473,778	25.2	711,440	100,697	27.5
Operating expenses
Selling and marketing expenses	(90,118)	(5.6)	(110,570)	(4.0)	(129,901)	(18,386)	(3.2)	(57,637)	(3.1)	(60,060)	(8,501)	(2.3)
General and administrative expenses	(228,864)	(14.2)	(329,601)	(11.8)	(411,418)	(58,232)	(10.0)	(185,003)	(9.8)	(273,722)	(38,743)	(10.6)
Research and development expenses	(7,261)	(0.4)	(13,915)	(0.5)	(21,627)	(3,061)	(0.5)	(8,839)	(0.5)	(18,987)	(2,687)	(0.7)

Income from operations	82,229	5.1	168,355	6.0	479,780	67,910	11.6	222,299	11.8	358,671	50,766	13.9
Other income (expenses)
Net interest expense	(406,403)	(25.1)	(636,973)	(22.8)	(915,676)	(129,606)	(22.2)	(441,023)	(23.5)	(561,514)	(79,477)	(21.7)
Foreign currency exchange (loss) gain, net	(12,299)	(0.8)	20,306	0.8	(6,000)	(849)	(0.1)	(2,758)	(0.1)	(17,206)	(2,435)	(0.7)
Government grants	3,062	0.2	3,217	0.1	9,898	1,401	0.3	1,195	0.1	12,578	1,780	0.5
Gain from purchase price adjustment	—	—	—	—	—	—	—	—	—	55,154	7,807	2.1
Others, net	435	0.0	5,436	0.2	5,565	786	0.1	3,325	0.2	1,326	188	0.1

Loss before income taxes	(332,976)	(20.6)	(439,659)	(15.7)	(426,433)	(60,358)	(10.3)	(216,962)	(11.5)	(150,991)	(21,371)	(5.8)
Income tax benefits (expenses)	6,076	0.4	9,391	0.3	(15,650)	(2,215)	(0.4)	(12,817)	(0.7)	(42,087)	(5,957)	(1.7)

Net loss	(326,900)	(20.2)	(430,268)	(15.4)	(442,083)	(62,573)	(10.7)	(229,779)	(12.2)	(193,078)	(27,328)	(7.5)

Selected Consolidated Balance Sheet Data

        The table below sets forth our selected consolidated balance sheet data as of the dates indicated:

	As of December 31,				As of June 30,
	2017	2018	2019		2020
	RMB	RMB	RMB	US$	RMB	US$
			(in thousands)
Cash	1,873,446	2,161,622	5,810,938	822,485	7,742,082	1,095,821
Accounts receivable, net	364,654	536,842	879,962	124,551	1,388,535	196,534
Total current assets	2,454,028	3,037,396	7,084,709	1,002,775	9,618,087	1,361,352
Property and equipment, net	8,165,601	13,994,945	19,184,639	2,715,409	24,542,951	3,473,829
Goodwill	1,570,755	1,751,970	1,905,840	269,754	2,409,325	341,018
Total assets	13,144,567	20,885,243	31,492,531	4,457,478	41,608,850	5,889,350
Short-term borrowings and current portion of long-term borrowings	790,484	1,283,320	1,137,737	161,036	1,681,787	238,041
Total current liabilities	2,423,071	3,507,879	3,999,514	566,094	6,468,154	915,508
Long-term borrowings, excluding current portion	3,459,765	5,203,708	8,028,473	1,136,357	9,337,882	1,321,691
Total liabilities	8,669,055	15,363,318	20,136,969	2,850,203	26,716,051	3,781,411
Net current assets/(liabilities)	30,957	(470,483)	3,085,195	436,681	3,149,933	445,844
Net assets	4,475,512	5,521,925	11,355,562	1,607,275	14,892,799	2,107,939

Non-GAAP Financial Measures

        In evaluating our business, we consider and use the following non-GAAP measures as supplemental measures to review and assess our operating performance:

	Year ended December 31,				Six months ended June 30,
	2017	2018	2019		2019	2020
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Non-GAAP Consolidated
Financial Data:
Adjusted EBITDA(1)	512,349	1,046,538	1,824,021	258,173	811,642	1,205,491	170,625
Adjusted EBITDA margin(2)	31.7%	37.5%	44.2%	44.2%	43.2%	46.7%	46.7%
Adjusted net operating income (Adjusted NOI)(3)	764,726	1,322,585	2,163,442	306,216	979,255	1,385,938	196,165
Adjusted NOI margin(4)	47.3%	47.4%	52.5%	52.5%	52.2%	53.7%	53.7%

Notes:

(1)
Adjusted EBITDA is defined as net income or net loss (computed in accordance with U.S. GAAP) excluding net interest expenses, income tax expenses (benefits), depreciation and amortization, operating lease cost relating to prepaid land use rights, accretion expenses for asset retirement costs, share-based compensation expenses and gain from purchase price adjustment.

(2)
Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of net revenue.

(3)
Adjusted net operating income (Adjusted NOI) is defined as net income or net loss (computed in accordance with U.S. GAAP), excluding: net interest expenses, income tax expenses (benefits), depreciation and amortization, operating lease cost relating to prepaid land use rights, accretion expenses for asset retirement costs, share-based compensation expenses, gain from purchase price adjustment, selling and marketing expenses, general and administrative expenses, research and development expenses, foreign currency exchange loss (gain), government grants and others.

(4)
Adjusted NOI margin is defined as adjusted NOI as a percentage of net revenue.

        Our management and board of directors use adjusted EBITDA, adjusted EBITDA margin, adjusted NOI, and adjusted NOI margin, which are non-GAAP financial measures, to evaluate our operating performance, establish budgets and develop operational goals for managing ourbusiness. In particular, we believe that the exclusion of the income and expenses eliminated in calculating adjusted EBITDA and adjusted NOI can provide a useful measure of our core operating performance. We also present these non-GAAP measures because we believe these non-GAAP measures are frequently used by securities analysts, investors and other interested parties as measures of the financial performance of companies in our industry.

        These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, cash flows or our liquidity, investors should not consider them in isolation, or as a substitute for net income (loss), cash flows provided by operating activities or other consolidated statements of operations and cash flow data prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures instead of their nearest U.S. GAAP equivalent. First, adjusted EBITDA, adjusted EBITDA margin, adjusted NOI, and adjusted NOI margin are not substitutes for gross profit, net income (loss), cash flows provided by operating activities or other consolidated statements of operation and cash flow data prepared in accordance with U.S. GAAP. Second, other companies may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as tools for comparison. Finally, these non-GAAP financial measures do not reflect the impact of net interest expenses, income tax benefits, depreciation and amortization, accretion expenses for asset retirement costs, and share-based compensation expenses, each of which have been and may continue to be incurred in our business.

        We mitigate these limitations by reconciling the non-GAAP financial measure to the most comparable U.S. GAAP performance measure, all of which should be considered when evaluating our performance.

        The following table reconciles our adjusted EBITDA in the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net income or net loss:

	Year ended December 31,				Six months ended June 30,
	2017	2018	2019		2019	2020
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net loss	(326,900)	(430,268)	(442,083)	(62,573)	(229,779)	(193,078)	(27,328)
Net interest expenses	406,403	636,973	915,676	129,606	441,023	561,514	79,477
Income tax (benefits) expenses	(6,076)	(9,391)	15,650	2,215	12,817	42,087	5,957
Depreciation and amortization	378,130	741,507	1,142,032	161,644	523,213	709,223	100,384
Operating lease cost relating to prepaid land use rights	—	—	—	—	—	5,217	738
Accretion expenses for asset retirement costs	949	1,840	2,990	423	1,434	1,840	260
Share-based compensation expenses	59,843	105,877	189,756	26,858	62,934	133,842	18,944
Gain from purchase price adjustment	—	—	—	—	—	(55,154)	(7,807)
Adjusted EBITDA	512,349	1,046,538	1,824,021	258,173	811,642	1,205,491	170,625

        The following table reconciles our adjusted NOI in the periods presented to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, which is net income or net loss:

	Year ended December 31,				Six months ended June 30,
	2017	2018	2019		2019	2020
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net loss	(326,900)	(430,268)	(442,083)	(62,573)	(229,779)	(193,078)	(27,328)
Net interest expenses	406,403	636,973	915,676	129,606	441,023	561,514	79,477
Income tax (benefits) expenses	(6,076)	(9,391)	15,650	2,215	12,817	42,087	5,957
Depreciation and amortization	378,130	741,507	1,142,032	161,644	523,213	709,223	100,384
Operating lease cost relating to repaid land use rights	—	—	—	—	—	5,217	738
Accretion expenses for asset retirement costs	949	1,840	2,990	423	1,434	1,840	260
Share-based compensation expenses	59,843	105,877	189,756	26,858	62,934	133,842	18,944
Gain from purchase price adjustment	—	—	—	—	—	(55,154)	(7,807)
Selling and marketing expenses	71,728	85,357	90,465	12,804	42,940	33,936	4,803
General and administrative expenses	165,785	207,255	240,433	34,031	118,988	127,505	18,047
Research and development expenses	6,062	12,394	17,986	2,546	7,447	15,704	2,223
Foreign currency exchange loss (gain), net	12,299	(20,306)	6,000	849	2,758	17,206	2,435
Government grants	(3,062)	(3,217)	(9,898)	(1,401)	(1,195)	(12,578)	(1,780)
Others, net	(435)	(5,436)	(5,565)	(786)	(3,325)	(1,326)	(188)
Adjusted NOI	764,726	1,322,585	2,163,442	306,216	979,255	1,385,938	196,165

Key Performance Indicators

        The following table sets forth our key performance indicators for our data center portfolio (excluding joint venture data centers) as of December 31, 2017, 2018 and 2019 and as of June 30, 2019 and 2020.

	As of December 31,						As of June 30,
(Sqm, %)	2017		2018		2019		2019		2020
Area in service	101,258		160,356		225,963		180,441		266,260	(2)
Area under construction	24,505		65,201		89,834		78,373		133,208	(2)
Area committed	92,961	(1)	152,163	(1)	207,716	(1)	169,010	(1)	250,467	(1)(2)
Area pre-committed	9,567	(1)	31,580	(1)	57,162	(1)	51,808	(1)	82,994	(1)(2)
Total area committed	102,528	(1)	183,743	(1)	264,878	(1)	220,818	(1)	333,461	(1)(2)
Commitment rate	91.8%		94.9%		91.9%		93.7%		94.1%
Pre-commitment rate	39.0%		48.4%		63.6%		66.1%		62.3%
Area utilized	61,713		108,326		156,022		127,107		193,162
Utilization rate	60.9%		67.6%		69.0%		70.4%		72.5%

  Notes:

(1)
Includes data center area for which we have entered into non-binding agreements or letters of intent with, or have received other confirmations from, certain customers.

(2)
Excludes approximately 11,665 sqm relating to three joint venture data centers in service, 100% of which were committed and approximately 11,665 sqm relating to three joint venture data centers which were under construction and 100% pre-committed, as of June 30, 2020.

Currency Translation and Exchange Rates

        This prospectus supplement contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at the rate of RMB7.0651 to US$1.00, the noon buying rate in effect on June 30, 2020 in the H.10 statistical release of the Federal Reserve Board. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

RISK FACTORS

        Any investment in the Class A ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the Class A ordinary shares. In addition, you should carefully consider the matters discussed under "Risk Factors" in our annual report on Form 20 F for the year ended December 31, 2019, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, titled "GDS Holdings Limited Supplemental and Updated Disclosures", as well as other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Any of the following risks and the risks described in the aforementioned documents, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Shares, ADSs and the Listing

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

        As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

        Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (WUMP) Ordinance, the Takeovers Codes and the SFO, which could result in our incurring of incremental compliance costs.

The trading price of our ADSs and the trading price of our ordinary shares may be volatile, which could result in substantial losses to holders of our ordinary shares and/or ADSs.

        The trading prices of our ADSs have been, and are likely to continue to be, volatile and could fluctuate widely due to factors beyond our control. The trading price of our ordinary shares, likewise, can be volatile for similar or different reasons. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed companies based in China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies' securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in Hong Kong and/or the United States, which consequently may impact the trading performance of our ordinary shares and/or ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009, the second half of 2011, in 2015 and early 2020. Any additional volatility or further declines in securities markets, such as the Nasdaq, on which our ADSs are listed, may have a material and adverse effect on the trading price of our ordinary shares and/or ADSs.

        In addition to the above factors, the price and trading volume of our ordinary shares and/or ADSs may be highly volatile due to multiple factors, including the following:

  •
  regulatory developments affecting us or our industry, customers or suppliers;

  •
  announcements of studies and reports relating to the quality of our service offerings or those of our competitors;

  •
  changes in the economic performance or market valuations of other data center services companies;

  •
  actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

  •
  changes in financial estimates by securities research analysts;

  •
  conditions in the market for data center services;

  •
  announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

  •
  additions to or departures of our senior management;

  •
  any actual or alleged illegal acts of our senior management or other key employees;

  •
  fluctuations of exchange rates between the Renminbi, the Hong Kong dollar and the U.S. dollar;

  •
  political or market instability or disruptions, and actual or perceived social unrest in the United States, Hong Kong or other jurisdictions;

  •
  release or expiry of lock-up or other transfer restrictions on our ordinary shares and/or ADSs;

  •
  sales or perceived potential sales or other dispositions of existing or additional ordinary shares and/or ADSs or other equity or equity-linked securities; and

  •
  attacks by short sellers, including the publication of negative opinions regarding us and our business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. See "—Techniques employed by short sellers may drive down the market price of our ordinary shares and/or ADSs."

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and/or ADSs and trading volume could decline.

        The trading market for our ordinary shares and ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ordinary shares and/or ADSs or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares and ADSs to decline.

Techniques employed by short sellers may drive down the market price of our ordinary shares and/or ADSs.

        Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller's best interests for the price of the stock to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. These short attacks have, in the past, led to selling of shares in the market.

        Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

        We have in the past been, are currently, and may in the future be, the subject of unfavorable allegations made by a short seller. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and ADSs and negative publicity. Regardless of whether such allegations are proven to be true or untrue, it is not clear what effect such negative publicity could have on us, and we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which it can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and stockholders equity, and any investment in our ordinary shares or ADSs could be greatly reduced or rendered worthless.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares and/or ADSs for return on your investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares and/or ADSs as a source for any future dividend income.

        Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our ordinary shares and/or ADSs. There is no guarantee that our ordinary shares and/or ADSs will appreciate in value or even maintain the price at which you purchased the ordinary shares and/or ADSs. You may not realize a return on your investment in our ordinary shares and/or ADSs and you may even lose your entire investment in our ordinary shares and/or ADSs.

Substantial future sales or perceived potential sales of our ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our ordinary shares and/or ADSs to decline significantly.

        Sales of our ordinary shares, ADSs, or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares and/or ADSs to decline significantly. As of October 14, 2020, we had 1,311,179,155 ordinary shares outstanding, comprising 1,243,588,819 Class A ordinary shares (including 50,184,168 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our Share Incentive Plans) and 67,590,336 Class B ordinary shares. All ADSs representing our Class A ordinary shares sold in our public offerings are freely transferable by persons other than our "affiliates" without restriction or additional registration under the Securities Act. All of the other Class A ordinary shares may be available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act.

        Divestiture in the future of our ordinary shares and/or ADSs by shareholders, the announcement of any plan to divest our ordinary shares and/or ADS, or hedging activity by third-party financial institutions in connection with similar derivative or other financing arrangements entered into by shareholders, could cause the price of our ordinary shares and/or ADSs to decline.

        Certain major holders of our ordinary shares have the right to cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ordinary shares and/or ADSs to decline significantly.

        We have adopted Share Incentive Plans, under which we have the discretion to grant a broad range of equity-based awards to eligible participants. We intend to register all ordinary shares that we may issue under these Share Incentive Plans. Once we register these ordinary shares, they can be freely sold in the public market, subject to volume limitations applicable to affiliates. If a large number of our ordinary shares or securities convertible into our ordinary shares are sold in the public market after they become eligible for sale, the sales could reduce the trading price of our ordinary shares and/or ADSs and impede our ability to raise future capital. In addition, any ordinary shares that we issue under our Share Incentive Plans would dilute the percentage ownership held by the investors who purchase ordinary shares in this offering.

The Shares and ADSs are equity and are subordinate to our existing and future indebtedness, the convertible preferred stock and any preferred stock we may issue in the future.

        The Shares and ADSs are our equity interests and do not constitute indebtedness. As such, Shares and ADSs will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including in a liquidation of us. Additionally, holders of our Shares and/or ADSs may be subject to prior dividend and liquidation rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

        Our Shares and ADSs will rank junior to our convertible preferred stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid on all our convertible preferred stock through the most recently completed dividend period, no dividends may be declared or paid on our Shares and ADSs and we will not be permitted to repurchase any of our Shares and ADSs, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our Shares and/or ADSs until we have paid to holders of our preferred stock a liquidation preference equal to the greater of (i) the stated value per convertible preferred share, plus an amount equal to any dividends accumulated but unpaid thereon (whether or not declared), and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, converted their convertible preferred shares into Class A ordinary shares (at the then applicable conversion rate).

        Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Shares and ADSs with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our Shares and ADSs with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Shares and ADSs, the rights of holders of our Shares and/or ADSs or the market price of our Shares and/or ADSs could be adversely affected.

Our dual-class voting structure and concentrated ownership limits your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Shares and/or ADSs may view as beneficial.

        Mr. Huang, our founder, chairman and chief executive officer and our other principal shareholders have considerable influence over matters requiring shareholder approval. To the extent that their interests differ from yours, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Shares and/or ADSs of the opportunity to sell their shares at a premium over the prevailing market price.

Holders of ADSs, may have fewer rights than holders of our Shares and must act through the depositary to exercise those rights.

        Holders of ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. Under our amended articles of association, the minimum notice period required to convene a general meeting will be 10 days. When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders' meeting to permit them to withdraw their Class A ordinary shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to them or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to them in a timely manner, but there can be no assurance that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in their capacity as an ADS holder, they will not be able to call a shareholders' meeting.

Holders of our ADSs may not receive cash dividends if the depositary decides it is impractical to make them available to them.

        The depositary will pay cash dividends on the ADSs only to the extent that we decide to distribute dividends on our ordinary shares or other deposited securities, and we do not have any present plan to pay any cash dividends in the foreseeable future. To the extent that there is a distribution, the depositary of our ADSs has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. ADS holders will receive these distributions in proportion to the number of Class A ordinary shares their ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to ADS holders.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Shares and/or ADS.

        We currently plan to use the net proceeds of this offering to expand our platform of high-performance data centers through strategic sourcing across markets, as well as to innovate and develop new technologies related to data center design, construction and operations. Our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Shares and/or ADS. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

Holders of our ADSs may be subject to limitations on transfer of their ADSs.

        Our ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Certain judgments obtained against us by our shareholders may not be enforceable.

        We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct a substantial portion of our operations in the PRC and substantially all of our assets are located in the PRC. In addition, some of our directors and executive officers and the experts named in this document do not reside within the U.S. or Hong Kong, and most of their assets are not located in the U.S. or Hong Kong. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States or in Hong Kong in the event that you believe that your rights have been infringed under the U.S. federal securities laws, Hong Kong laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

        We have been advised by Conyers Dill & Pearman, our special counsel as to Cayman Islands law, that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any federal or state court in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. or Hong Kong courts under civil liability provisions of the U.S. federal securities law or Hong Kong law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. or Hong Kong courts would be enforceable in the Cayman Islands.

        The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Since we are a Cayman Islands exempted company, the rights of our shareholders may be different from those of shareholders of a company organized in the United States or Hong Kong.

        Under the laws of some jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. Cayman Islands law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in some U.S. jurisdictions. In addition, the circumstances in which a shareholder of a Cayman Islands company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States.

        Furthermore, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under Hong Kong law or the laws of most U.S. jurisdictions. Our ability to create and issue new classes or series of shares without shareholders' approval could have the effect of delaying, deterring or preventing a change in control without any further action by our shareholders, including a tender offer to purchase our ordinary shares at a premium over then current market prices.

        Furthermore, our Articles of Association are specific to us and include certain provisions that may be different from common practices in Hong Kong, such as the absence of requirements that the appointment, removal and remuneration of auditors must be approved by a majority of our shareholders.

You may face difficulties in protecting your interests, and your ability to protect your rights through Hong Kong or U.S. courts may be limited, because we are incorporated under Cayman Islands law.

        We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States or the Hong Kong courts. In particular, the Cayman Islands has a less developed body of securities laws than the United States or Hong Kong. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States or Hong Kong courts.

        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States or Hong Kong.

Our articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders' opportunity to sell their Shares and/or ADSs at a premium.

        We have adopted amended and restated articles of association that contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Shares and/or ADSs may fall and the voting and other rights of the holders of our Shares and/or ADSs may be materially and adversely affected. In addition, our amended articles of association contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control, as defined in our amended articles of association, including: a provision that entitles Class B ordinary shares to 20 votes per share at general meetings of our shareholders with respect to the election or removal of a simple majority of our directors; a provision that entitles Class B shareholders to nominate one less than a simple majority, or five, of our directors; a provision that allows one of our principal shareholders to appoint up to three directors to our board of directors for so long as they beneficially own certain percentages of our issued share capital; and a classified board with staggered terms for our directors, which will prevent the replacement of a majority of directors at one time.

        These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

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  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

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  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, ADS holders may not be afforded the same protections or information that would be made available to them were they investing in a U.S. domestic issuer.

We may become a passive foreign investment company, or PFIC, which could result in adverse United States federal income tax consequences to United States investors.

        Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company, or PFIC, for our most recent taxable year and we do not expect to become one in the future, although there can be no assurance in this regard. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, for any taxable year, we will be classified as a PFIC for United States federal income tax purposes if either (i) 75% or more of our gross income in that taxable year is passive income or (ii) the average percentage of our assets (which includes cash) by value in that taxable year which produce, or are held for the production of, passive income is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs and Class A ordinary shares, which is subject to change. In addition, there is uncertainty as to the treatment of our corporate structure and ownership of our consolidated VIEs for United States federal income tax purposes. For United States federal income tax purposes, we consider ourselves to own the stock of our consolidated variable interest entities, or VIEs. If it is determined, contrary to our view, that we do not own the stock of our consolidated VIEs for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC.

        If we are a PFIC for any taxable year during which you hold our ADSs or Class A ordinary shares, our PFIC status could result in adverse United States federal income tax consequences to you if you are a United States Holder, as defined under "Taxation—Material United States Federal Income Tax Considerations." For example, if we are or become a PFIC, you may become subject to increased tax liabilities under United States federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See "Taxation—Material United States Federal Income Tax

Considerations—Passive Foreign Investment Company." There can be no assurance that we will not be a PFIC for 2020 or any future taxable year.

We will continue to incur increased costs as a result of being a public company, particularly since we have ceased to qualify as an "emerging growth company."

        Since the completion of our initial public offering, we have incurred significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Since December 31, 2018, we have been deemed to be a "large accelerated filer" as the term is defined in Rule 12b-2 of the Exchange Act, and we thereby ceased to be an "emerging growth company" as the term is defined in the JOBS Act.

        These rules and regulations have increased our legal and financial compliance costs and made some corporate activities more time-consuming and costly. Since we have ceased to be an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC. Operating as a public company has also made it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we have incurred additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We will also incur additional costs as a result of the Listing on the Hong Kong Stock Exchange. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

        Shareholders of our company have in the past brought, and may in the future bring, securities class action lawsuits against our company following periods of instability in the market price of our Shares and/or ADSs. On August 2, 2018, a securities class action lawsuit was filed in the United States District Court in the Eastern District of Texas against GDS Holdings, our Chief Executive Officer Mr. Huang, and our Chief Financial Officer Mr. Daniel Newman (collectively, "Defendants") by Hamza Ramzan, a shareholder of GDS Holdings. The action was subsequently transferred to the Southern District of New York. On April 7, 2020, the court granted Defendants' motion to dismiss the amended complaint, and dismissed the action in its entirety against all Defendants. On May 6, 2020, plaintiffs filed a notice of appeal of that decision. On June 29, 2020, plaintiffs voluntarily withdrew their appeal, resulting in the dismissal of the case against all Defendants with prejudice. Any further class action lawsuit could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action lawsuit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our Shares and/or ADSs.

        Upon the Listing, we will be subject to Hong Kong and Nasdaq listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and Nasdaq have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our Shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our Shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our Shares after the Global Offering.

Exchange between our Shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

        Our ADSs are currently traded on Nasdaq. Subject to compliance with U.S. securities law and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and our ADSs on Nasdaq may be adversely affected.

The time required for the exchange between Shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.

        There is no direct trading or settlement between Nasdaq and the Hong Kong Stock Exchange on which our ADSs and our Shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of Shares in exchange of ADSs or the withdrawal of Shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of Shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

        Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Shares, cancellation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange Shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

We are exposed to risks associated with the potential spin-off of one or more of our businesses.

        We are exposed to risks associated with the potential spin-off of one or more of our businesses. We have applied for, and the Hong Kong Stock Exchange has granted, a waiver from strict compliance with the requirements in Paragraph 3(b) of Practice Note 15 to the Hong Kong Listing Rules such that we are able to spin-off a subsidiary entity and list on the Hong Kong Stock Exchange within three years of the Listing. While we currently do not have any plan with respect to any spin-off listing on the Hong Kong Stock Exchange, we may consider a spin-off listing on the Hong Kong Stock Exchange for one or more of our businesses within the three year period subsequent to the Listing. The waiver granted by the Hong Kong Stock Exchange is conditional upon us confirming to the Hong Kong Stock Exchange in advance of any spin-off that it would not render our Company incapable of fulfilling the eligibility requirements under Rule 19C.05 of the Hong Kong Listing Rules based on the financial information of the entity or entities to be spun-off at the time of the Company's Listing (calculated cumulatively if more than one entity is spun-off). In the event that we proceed with a spin-off, our interest in the entity to be spun-off will be reduced accordingly.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Shares on the Hong Kong Stock Exchange.

        In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong IPO and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

        Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

        To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Shares and/or ADSs may be affected.

USE OF PROCEEDS

        We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about October 26, 2020. The maximum offer price for the Hong Kong public offering is HK$86.00, or US$11.10, per ordinary share (equivalent to US$88.77 per ADS). On October 19, 2020, the last reported trading price of our ADSs on the Nasdaq Global Market was US$81.94 per ADS, or HK$79.38 per Class A ordinary share. Each ADS represents eight Class A ordinary shares. Assuming (i) the public offering price in both the international offering and the Hong Kong public offering is HK$86.00 per ordinary share, (ii) intiallly 152,000,000 Class A ordinary shares are allocated to the international offering and (iii) initially 8,000,000 Class A ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$13,273.6 million (US$1,712.7 million) after deducting estimated underwriting fees and the estimated offering expenses payable by us and assuming the Over-allotment Option is not exercised, or HK$15,275.5 million (US$1,971.0 million) if the Over-allotment Option is exercised in full. A US$1.00 increase (decrease) in the assumed public offering price of US$88.77 per ADS would increase (decrease) the net proceeds to us from this offering by HK$149.0 million assuming the Over-allotment Option is not exercised, or HK$171.3 million if the Over-allotment Option is exercised in full, in each case after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of Class A ordinary shares offered by us as set forth on the cover page of this prospectus. On October 16, 2020, the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board for Hong Kong dollars was HK$7.7500 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.

        The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation as described in "Underwriting."

        We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

  •
  Expand our platform of high-performance data centers through strategic sourcing across markets.    We will expand our unique platform of interconnected, high-performance data centers in China's Tier 1 markets. In Tier 1 markets, we will grow organically and acquisitively. In other locations outside of Tier 1 markets in China, we will undertake build-to-suit projects where there is a feasible opportunity to fulfill our customers' broader requirements. In the next few years, we may expand into overseas markets including Southeast Asia where there is both a desire to work with us and a critical mass of demand from our home market customers. It is important for us to maintain continuous supply and fulfill the growing demands of our customers. Approximately HK$8.6 billion (US$1.1 billion) (representing 65% of the net proceeds, assuming the Over-allotment Option is not exercised) is intended to be used to fund the equity portion of data center developments. Approximately HK$4.0 billion (US$0.5 billion) (representing 30% of the net proceeds, assuming the Over-allotment Option is not exercised) is intended to be used to fund our strategic acquisitions.

  •
  Innovate and develop new technologies related to data center design, construction and operations.    We will continue to develop our proprietary data center design and operation capability. We will improve our construction methodologies and offsite prefabrication to lower development costs. We will further enhance our data center management processes and operating procedures to continue delivering highly reliable data center services in terms of uptime that meet or exceed the performance and quality levels specified in our service level agreements. We will further develop our innovative platform to assist our enterprise customers to integrate and control every aspect of their hybrid cloud computing environment. We will improve our PUE and utilize renewable energy whenever it is available to lower operating costs and reduce our carbon footprint. We will continue to attract and nurture highly skilled employees to strengthen our resource acquisition and operations management capabilities. We plan to continue to invest in pre-fabrication technologies, software defined network technologies related to our hybrid cloud service platform, as well as energy conservation technologies. Approximately HK$0.7 billion (US$0.1 billion) (representing 5% of the net proceeds, assuming the Over-allotment Option is not exercised) is intended to be used for the above purposes and other general corporate purposes.

        If the net proceeds from the Global Offering are not immediately used for the purposes described above, we intend to place them on short-term deposit with banks.

CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2020:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale in the Global Offering of 160,000,000 Class A ordinary shares pursuant to this prospectus supplement, resulting in estimated net proceeds of HK$13,273.6 million (US$1,712.7 million), based on an assumed public offering price of HK$86.00 (US$11.10) per Class A ordinary share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming the international underwriters do not exercise their option to purchase additional Class A ordinary shares.

        The as adjusted information below is illustrative only. You should read this table in conjunction with, and this table is qualified in its entirety by reference to our consolidated financial statements and the related notes included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 19, 2020, which are incorporated by reference herein.

	As of June 30, 2020
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
Long-term borrowings, excluding current portion	9,337,882	1,321,691	9,337,882	1,321,691
Convertible bonds payable	2,086,179	295,279	2,086,179	295,279
Operating lease liabilities, non-current	1,141,835	161,616	1,141,835	161,616
Finance lease and other financing obligations, non-current	7,101,401	1,005,138	7,101,401	1,005,138
Redeemable preferred shares (US$0.00005 par value; 150,000 shares authorized, issued and outstanding as of June 30, 2020; Redemption value of RMB1,064,137 as of June 30, 2020; Liquidation value of RMB2,378,419 as of June 30, 2020)	1,064,137	150,619	1,064,137	150,619
Shareholders' equity:
Ordinary shares (US$0.00005 par value; 2,002,000,000 shares authorized; 1,210,996,227 Class A ordinary shares and 67,590,336 Class B ordinary shares issued and outstanding as of June 30, 2020)	434	61	491	69
Additional paid-in capital(1)	16,125,571	2,282,426	28,227,788	3,995,384
Accumulated other comprehensive loss	(47,075)	(6,663)	(47,075)	(6,663)
Accumulated deficit	(2,250,268)	(318,504)	(2,252,137)	(318,768)
Total shareholders' equity	13,828,662	1,957,320	25,929,067	3,670,022
Total capitalization(1)	34,560,096	4,891,663	46,660,501	6,604,365

(1)
A US$1.00 increase (decrease) in the assumed public offering price of US$88.77 per ADS would increase (decrease) additional paid-in capital and total capitalization by US$19.4 million.

        Translations of U.S. dollars into Hong Kong dollars relating to estimated net proceeds and the assumed public offering price were made at HK$7.7501 to US$1.00 and HK$1.0970 to RMB1.00, the respective exchange rates on June 30, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this "Capitalization" section were made at RMB7.0651 to US$1.00, the exchange rate on June 30, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

 DILUTION

        If you invest in the Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our as adjusted net tangible book value per Class A ordinary shares after the Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

        Our net tangible book value as of June 30, 2020 was approximately RMB10,861.4 million (US$1,537.3 million), or RMB8.6611 (US$1.2259) per ordinary share as of that date, and RMB69.2887 (US$9.8072) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill and total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of shares in the Global Offering at an assumed public offering price of HK$86.00 (US$11.10) per Class A ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per Class A ordinary share.

        Without taking into account any other changes in net tangible book value after June 30, 2020, other than to give effect to the issuance and sale by us of Class A ordinary shares in the Global Offering at an assumed public offering price of HK$86.00 (US$11.10) per Class A ordinary share, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been RMB22,961.8 million (US$3250.0 million), or RMB16.2384 (US$2.2984) per outstanding ordinary share and RMB129.9072 (US$18.3872) per ADS. This represents an immediate increase in net tangible book value of US$1.0725 per ordinary share and US$8.5800 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$8.7979 per ordinary share and US$70.3828 per ADS to investors purchasing Class A ordinary shares in the Global Offering.

        The following table illustrates such dilution:

	Per Ordinary Share	Per ADS
	US$	US$
Actual net tangible book value per ordinary share as of June 30, 2020	1.2259	9.8072
As adjusted net tangible book value per ordinary share after giving effect to the Global Offering	2.2984	18.3872
Assumed public offering price per ordinary share	11.10	88.77
Dilution in net tangible book value per ordinary share to new investors in the Global Offering	8.7979	70.3828

        The amount of dilution in net tangible book value to new investors in this offering set forth above is determined after giving effect to this offering from the public offering price per ordinary share.

        A US$1.00 increase (decrease) in the assumed public offering price of HK$688.00 (US$88.77) per ADS would increase (decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$19.4 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to the Global Offering by US$0.0137 per ordinary share and US$0.1097 per ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in the Global Offering by US$0.1117 per ordinary share and US$0.8933 per ADS, assuming no change to the number of ADS offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions.

        If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 24,000,000 Class A ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 87.2%, and the percentage of shares of our common stock held by new investors would be 12.8%.

        The discussion and tables above do not reflect (i) the potential conversion into Class A ordinary shares of our convertible bonds due 2025, (ii) the potential conversion into Class A ordinary shares of our convertible preferred shares of US$150 million held by an affiliate of Ping An Overseas Holdings, and (iii) any outstanding share options or granted but not yet vested restricted shares.

        Holders of our convertible bonds due 2025 may, at their option, convert their notes into our ADSs at an initial conversion rate of 19.3865 of our ADSs per US$1,000 principal amount of notes, or an aggregate of 46,527,600 Class A ordinary shares, assuming conversion of the entire US$300 million aggregate principal amount of notes at such initial conversion rate.

        The convertible preferred shares initially accrue a 5% per annum dividend, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at the option of our company. The preferred shares can be convertible into our Class A ordinary shares at the option of their holder at a conversion price of US$35.60 per ADS. We have the right to trigger a mandatory conversion at our election, beginning on March 15, 2022, provided certain conditions are met, including our Class A ordinary shares achieving a specified price threshold of 150% of the conversion price for a specified period. If the holder elects to convert, or we cause the holder to convert the entire convertible preferred shares (including any dividends accrued in the form of additional convertible preferred shares), at least 33,707,864 Class A ordinary shares will be issued.

        In addition, as of October 14, 2020, there are also (i) 669,000 outstanding share options underlying ordinary shares and exercisable at an exercise price of US$0.7792 per share; (ii) 31,390,456 granted but not yet vested restricted shares; and (iii) 25,814,924 ordinary shares reserved for future grant under our share incentive plans.

        The foregoing discussion and tables do not reflect participation in the Global Offering by STT GDC, one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, that has indicated its interest in exercising its preemptive rights to purchase Class A ordinary shares in this offering as described in "Underwriting—The International Offering—Indication of Interest by Existing Shareholder."

        Translations of U.S. dollars into Hong Kong dollars relating to the assumed public offering price were made at HK$7.7500 to US$1.00, the exchange rate on October 16, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this "Dilution" section were made at RMB7.0651 to US$1.00, the exchange rate on June 30, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to the beneficial ownership of our ordinary shares by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to own beneficially more than 5% of our ordinary shares.

        The total number of ordinary shares outstanding as of October 14, 2020 is 1,311,179,155 (including 1,243,588,819 Class A ordinary shares, including the 50,184,168 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon exercise or vesting of share awards granted under our share incentive plans, and 67,590,336 Class B ordinary shares, but excluding ordinary shares issuable upon the exercise of outstanding share options, vested but not yet issued restricted shares and ordinary shares reserved for future issuance under our share incentive plans).

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of this prospectus supplement, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person. The beneficial ownership percentages are calculated excluding the 50,184,168 Class A ordinary shares that are held by JPMorgan Chase Bank, N.A., as depositary, and reserved for future delivery in respect of share awards granted under our share incentive plans.

        Except as otherwise noted, the address of each person listed in the following table is c/o F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, China.

	Ordinary Shares Beneficially Owned as of October 14, 2020						Ordinary Shares Beneficially Owned upon the completion of the Global Offering***
					Percentage of aggregate voting power with Class A and Class B ordinary shares voting on						Percentage of aggregate voting power with Class A and Class B ordinary shares voting on
Name	Class A ordinary shares		Class B ordinary shares		a 1:20 basis**	a 1:1 basis**	Class A ordinary shares		Class B ordinary shares		a 1:20 basis***	a 1:1 basis***
	Number	Percent	Number	Percent			Number	Percent	Number	Percent
Directors and Executive Officers:
William Wei Huang(1)	12,855,904	1.1%	80,446,240	100.0%	52.9%	6.2%	12,855,904	*	80,446,240	100.0%	49.8%	5.5%
Daniel Newman	*	*	—	—	*	*	*	*	—	—	*	*
Jamie Gee Choo Khoo	*	*	—	—	*	*	*	*	—	—	*	*
Sio Tat Hiang	*	*	—	—	*	*	*	*	—	—	*	*
Bruno Lopez	*	*	—	—	*	*	*	*	—	—	*	*
Lim Ah Doo	*	*	—	—	*	*	*	*	—	—	*	*
Bin Yu	*	*	—	—	*	*	*	*	—	—	*	*
Zulkifli Baharudin	*	*	—	—	*	*	*	*	—	—	*	*
Chang Sun	*	*	—	—	*	*	*	*	—	—	*	*
Gary J. Wojtaszek	*	*	—	—	*	*	*	*	—	—	*	*
Judy Qing Ye	*	*	—	—	*	*	*	*	—	—	*	*
Jonathan King	*	*	—	—	*	*	*	*	—	—	*	*
Xu Wei	*	*	—	—	*	*	*	*	—	—	*	*
Yilin Chen	*	*	—	—	*	*	*	*	—	—	*	*
Liang Chen	*	*	—	—	*	*	*	*	—	—	*	*
Yan Liang	*	*	—	—	*	*	*	*	—	—	*	*
All our Directors and Executive Officers as a group(2)	30,772,583	2.6%	80,446,240	100.0%	53.2%	6.8%	30,772,583	2.3%	80,446,240	100.0%	50.1%	6.1%
Other Principal Shareholders:
STT GDC(3)	437,043,684	36.6%	—	—	16.9%	33.8%	437,043,684	32.3%	—	—	16.0%	30.0%
12 West Capital Management(4)	87,535,032	7.3%	—	—	3.4%	6.8%	87,535,032	6.5%	—	—	3.2%	6.0%
American Century Investment Management(5)	63,252,680	5.3%	—	—	2.5%	4.9%	63,252,680	4.7%	—	—	2.3%	4.3%

*
Beneficially owns less than 1% of our outstanding shares.

**
For each person or group included in this column, the percentage of total voting power represents voting power based on all ordinary shares beneficially owned by such person or group. With respect to (i) the election or removal of a simple majority of our directors and (ii) any change to our amended articles of association that would adversely affect the rights of the holders of Class B ordinary shares, at general meetings of our shareholders, each Class A ordinary share is entitled to one vote per share, and each Class B ordinary share is entitled to 20 votes per share. With respect to any other matters at general meetings of our shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one vote, voting together as a combined class. Class B ordinary shares are convertible into Class A ordinary shares. The voting power percentages are calculated (i) excluding the 50,184,168 Class A ordinary shares that are held by JPMorgan Chase Bank, N.A., as depositary, and reserved for future delivery in respect of share awards granted under our Share Incentive Plans, but (ii) including approximately 33,707,864 Class A ordinary shares issuable upon conversion of the 150,000 Series A convertible preferred shares held by affiliates of Ping An Overseas Holdings. The holders of the Series A convertible preferred shares are entitled to a number of votes per convertible preferred share equal to the number of Class A ordinary shares into which each such convertible preferred share is then convertible. Since the 150,000 Series A convertible preferred shares are convertible into 33,707,864 Class A ordinary shares, the affiliates of Ping An Overseas are entitled to 33,707,864 votes on all matters at general meetings of our shareholders, voting together with the holders of ordinary shares as a single class.

***
The calculations are based on the total number of 1,454,702,851 ordinary shares in issue, including (i) 67,590,336 Class B ordinary shares, (ii) 1,243,588,819 Class A ordinary shares and (iii) the 33,707,864 votes to which the holders of the 150,000 Series A convertible preferred shares are entitled, but excluding ordinary shares issuable upon (x) conversion of our convertible senior notes, (y) the exercise or vesting of share awards granted under our Share Incentive Plans, and the 50,184,168 Class A ordinary shares held by JPMorgan Chase Bank, N.A., as depositary, which are reserved for future delivery upon the exercise or vesting of share awards granted under our Share Incentive Plans; and assuming all major shareholders' shareholding remain unchanged as of October 14, 2020 and without taking into account the ordinary shares to be issued on conversion of convertible bonds, the ordinary shares to be issued pursuant to the Share Incentive Plan, including pursuant to the exercise of options or other awards that have been or may be granted from time to time and any issuance or repurchase of ordinary shares and/or ADSs that we may make and assuming the Over-allotment Option is not exercised, following the completion of the Global Offering.

(1)
Represents (i) 3,286,144 Class B ordinary shares held by Solution Leisure Investment Limited, (ii) 42,975,884 Class B ordinary shares held by EDC Group Limited, and (iii) 21,328,308 Class B ordinary shares held by GDS Enterprises Limited. Solution Leisure Investment Limited is indirectly wholly owned by a trust of which Mr. Huang's family is the beneficiary. EDC Group Limited is wholly owned by Solution Leisure Investment Limited. GDS Enterprises Limited is indirectly wholly owned by a trust of which Mr. Huang's family is a beneficiary. The registered address of Solution Leisure Investment Limited is Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, BVI. EDC Group Limited is a limited liability company established in the BVI wholly owned by Solution Leisure Investment Limited, a limited liability company established in the BVI which is indirectly wholly owned by a trust of which the family of Mr. William Wei Huang, our chairman and chief executive officer, is the beneficiary. The registered address of EDC Group Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, BVI. Also includes 1,606,988 ADSs representing 12,855,904 Class A ordinary shares beneficially owned by Mr. Huang. Such Class A ordinary shares will convert into 12,855,904 Class B ordinary shares if directly held by Mr. Huang. These 12,855,904 Class A ordinary shares in the form of 1,606,988 ADSs are also reflected in Mr. Huang's beneficial ownership in the adjacent column, "Class A ordinary shares."

(2)
Represents ordinary shares beneficially held by all of our directors and executive officers as a group and ordinary shares issuable upon exercise of options and vesting of restricted share units within 60 days after October 14, 2020 held by all of our directors and executive officers as a group.

(3)
Represents 437,043,684 Class A ordinary shares (directly or in the form of ADSs) owned by STT GDC. STT GDC is wholly-owned by STTC. STTC is wholly-owned by Singapore Technologies Telemedia Pte Ltd ("ST Telemedia"). Each of STT GDC, STTC and ST Telemedia is a company organized under the laws of the Republic of Singapore. The address of the principal business office of STT GDC is 3 Temasek Avenue, #28-01, Centennial Tower, Singapore 039190. The address of the principal business office of each of ST Telemedia and STTC is 1 Temasek Avenue, #33-01, Millenia Tower, Singapore 039192. STT GDC has indicated its interest in exercising its preemptive rights for a maximum aggregate amount of up to US$420,000,000 in the Class A ordinary shares in this offering, provided that any such purchase shall not result in the shareholding percentage of STT GDC in our Company exceeding its percentage interest immediately prior to this offering. However, STT GDC's indication is not binding unless and until it exercises its preemptive right. The underwriters will receive the same underwriting discounts and commissions on any Class A ordinary shares purchased by STT GDC as they will on any other Class A ordinary shares sold to the public in this offering. If STT GDC purchases any of these Class A ordinary shares, the number of Class A ordinary shares beneficially owned by it after this offering, and the percentage of our Class A ordinary shares beneficially owned by it after this offering, will differ from that set forth in the table above. Assuming the purchase of all of these Class A ordinary shares by STT GDC and based on an assumed public offering price of HK$86.00, or US$11.10, per Class A ordinary share (equivalent to US$88.77 per ADS), the number of Class A ordinary shares beneficially owned by STT GDC after this offering would increase from 437,043.684 to 474,892,984, and the percentage of Class A ordinary shares beneficially owned by STT GDC after this offering would decrease to approximately 35.1%.

(4)
Represents (i) 43,413,336 Class A ordinary shares in the form of 5,426,667 ADSs held by 12 West Capital Fund LP, a Delaware limited partnership ("12 West Onshore Fund"), (ii) 33,345,176 Class A ordinary shares in the form of 4,168,147 ADSs held by 12 West Capital Offshore Fund LP, a Cayman Islands exempted limited partnership ("12 West Offshore Fund"), and (iii) 10,776,520 Class A ordinary shares in the form of 1,347,065 ADSs held by DC Opportunity Fund LLC, a Delaware limited liability company ("DCOF"). 12 West Management serves as the investment manager to 12 West Onshore Fund, 12 West Offshore Fund and DCOF, and possesses the sole power to vote and the sole power to direct the disposition of all securities held by them. 12 West Capital Management, LLC is the general partner of 12 West Management. The principal business office of 12 West Management is 90 Park Avenue, 40th Floor, New York, New York 10016, United States.

(5)
Represents 7,906,585 ADSs representing 63,252,680 Class A ordinary shares held by American Century Investment Management, Inc. ("ACIM"). ACIM is a wholly-owned subsidiary of American Century Companies, Inc. ("ACC"). ACC is controlled by the Stowers Institute for Medical Research. Each of ACIM, ACC and the Stowers Institute for Medical Research is incorporated or organized under the laws of the State of Delaware. The address of the principal business office of each of ACIM, ACC and the Stowers Institute for Medical Research is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111, United States.

 DIVIDEND POLICY

        We do not have any present plan to pay any dividends on our Class A ordinary shares or ADSs in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        The holder of our convertible preferred shares, i.e., an affiliate of Ping An Overseas Holdings, is entitled to receive cumulative preferred dividends which began to accrue and accumulate from the date the convertible preferred shares were issued, regardless of whether any funds of our company are legally available for the payment of such dividends. The cumulative preferred dividends generally accrue (i) during the first eight years from the issuance date, at a minimum rate of 5% per annum of a specified value for each convertible preferred share, payable quarterly in arrears, in cash or in kind in the form of additional convertible preferred shares, at our option, and (ii) as of the eighth anniversary of the issuance date, at a minimum rate of 7% per annum of a specified value for each convertible share, payable quarterly in arrears, in cash only, which rate shall be further increased by 50 basis points per quarter thereafter for so long as any convertible preferred shares remain outstanding.

        Any other future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our Class A ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

        We are an exempted company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we may rely on dividends distributed by our PRC subsidiaries. Certain payments from our PRC subsidiaries to us may be subject to PRC withholding income tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards every year to a statutory common reserve fund until the aggregate amount of such reserve fund reaches 50% of the registered capital of such subsidiary. Such statutory reserves are not distributable as loans, advances or cash dividends.

 CONVERSION BETWEEN ADS AND CLASS A ORDINARY SHARES

        In connection with our initial public offering of Class A ordinary shares in Hong Kong, or the Hong Kong IPO, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Conyers Trust Company (Cayman) Limited, or Conyers.

        All Class A ordinary shares offered in the Hong Kong IPO will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these shares into ADSs, and vice versa.

  Our ADSs

        Our ADSs representing our Class A ordinary shares are currently traded on the Nasdaq Global Market, or Nasdaq. Dealings in our ADSs on Nasdaq are conducted in U.S. Dollars. ADSs may be held either:

  •
  directly, by having a certificated ADS, or an ADR, registered in the holder's name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

  •
  indirectly, by holding a security entitlement in ADSs through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company.

        The depositary for our ADSs is JPMorgan Chase Bank, N.A., whose office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

  Converting Class A Ordinary Shares Trading in Hong Kong into ADSs

        An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary's Hong Kong custodian, JP Morgan Chase Bank, N.A., Hong Kong Branch, or the custodian, in exchange for ADSs.

        A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

  •
  If Class A ordinary shares have been deposited with CCASS, the investor must transfer Class A ordinary shares to the depositary's account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

  •
  If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary's account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, and deliver such conversion form to the custodian.

  •
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

        For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

  Converting ADSs to Class A Ordinary Shares Trading in Hong Kong

        An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

        An investor that holds ADSs indirectly through a broker should follow the broker's procedure and instruct the broker to arrange for cancellation of the ADSs, and transfer of the underlying ordinary shares from the depositary's account with the custodian within the CCASS system to the investor's Hong Kong stock account.

        For investors holding ADSs directly, the following steps must be taken:

  •
  To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

  •
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the cancelled ADSs to the CCASS account designated by an investor.

  •
  If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

        For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

        Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.

  Depositary Requirements

        Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver, transfer, or register issuances, transfers and cancellations of ADSs generally when the transfer books of the depositary or our Hong Kong or Cayman Share Registrars are closed or at any time if the depositary or we determine it advisable to do so or if it would violate any applicable law or the Depository's policies and procedures.

        All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate cancelled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancellation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

 UNDERWRITING

The Global Offering

        The offering of our 160,000,000 Class A ordinary shares is referred to herein as the "Global Offering." The Global Offering comprises:

  •
  the offering of 8,000,000 Class A Class A ordinary shares in Hong Kong (the "Hong Kong offer shares") as described in "—The Hong Kong Public Offering" below, which we refer to as the "Hong Kong Public Offering"; and

  •
  the offering of 152,000,000 Class A ordinary shares (subject to the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the "international offer shares" and together with the Hong Kong offer shares, the "Offer Shares") as described in the "—The International Offering" below, which we refer to as the "International Offering."

        The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.

        J.P. Morgan Securities (Asia Pacific) Limited, Merrill Lynch (Asia Pacific) Limited, China International Capital Corporation Hong Kong Securities Limited and Haitong International Securities Company Limited are acting as the joint representatives, or the Joint Representatives, for the Global Offering.

        Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.

Hong Kong Underwriters	Number of Offer Shares
J.P. Morgan Securities (Asia Pacific) Limited
Merrill Lynch (Asia Pacific) Limited
China International Capital Corporation Hong Kong Securities Limited
Haitong International Securities Company Limited
ABCI Securities Company Limited
BOCI Asia Limited
CCB International Capital Limited
CMB International Capital Limited
DBS Asia Capital Limited
ICBC International Securities Limited
Orient Securities (Hong Kong) Limited
UOB Kay Hian (Hong Kong) Limited
China Everbright Securities (HK) Limited
CLSA Limited
Guotai Junan Securities (Hong Kong) Limited
Zhongtai International Securities Limited

Total	8,000,000

        Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters, for whom the Joint Representatives are acting as representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:

International Underwriters	Number of Offer Shares
J.P. Morgan Securities plc
J.P. Morgan Securities LLC
Merrill Lynch (Asia Pacific) Limited
China International Capital Corporation Hong Kong Securities Limited
Haitong International Securities Company Limited
RBC Capital Markets, LLC
Cowen and Company, LLC
Raymond James & Associates, Inc.
Truist Securities, Inc
ABCI Securities Company Limited
BOCI Asia Limited
CCB International Capital Limited
CMB International Capital Limited
ICBC International Securities Limited
Orient Securities (Hong Kong) Limited
UOB Kay Hian (Hong Kong) Limited
China Everbright Securities (HK) Limited
CLSA Limited
Guotai Junan Securities (Hong Kong) Limited
Zhongtai International Securities Limited

Total	152,000,000

        The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

        The 160,000,000 Class A ordinary shares being offered in the Global Offering will represent approximately 11.40% of our Class A ordinary shares issued immediately after the completion of the Global Offering, assuming no exercise by the Joint Representatives of the international underwriters' option to purchase additional Class A ordinary shares, no Class A ordinary shares are to be issued pursuant to our share incentive plans (including pursuant to the exercise of options or the vesting of share options or other awards that have been or may be granted from time to time) and no Class A ordinary shares are to be issued after the conversion of Class B ordinary shares. If such option is exercised in full, the Class A ordinary shares offered hereby will represent 12.89% of our Class A ordinary shares issued immediately following the completion of the Global Offering.

        The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have applied to list our Class A ordinary shares on Hong Kong Stock Exchange under the stock code "9698." The shares will be traded in board lots of 100 shares each. Our ADSs are listed on the Nasdaq under the symbol "GDS." Each ADS represents 8 Class A ordinary shares.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The

Joint Representatives may agree to allocate a number of our Class A ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of Class A ordinary shares offered

        We are offering 8,000,000 Class A ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 5.00% of the total number of Class A ordinary shares initially available under the Global Offering. The number of Class A ordinary shares initially offered under the Hong Kong Public Offering will represent approximately 0.57% of the total Class A ordinary shares in issue immediately following the completion of the Global Offering, assuming and no Class A ordinary shares are to be issued pursuant to our share incentive plans (including pursuant to the exercise of options or the vesting of share options or other awards that have been or may be granted from time to time) and no Class A ordinary shares are to be issued after the conversion of Class B ordinary shares.).

        The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

        Completion of the Hong Kong Public Offering is subject to the conditions set out in "—Conditions of the Global Offering" below.

Allocation

        Allocation of Class A ordinary shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

        For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong Public Offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

        Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the "price" for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools.

Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 4,000,000 Hong Kong offer shares are liable to be rejected.

        Before submitting applications for the Hong Kong offer shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong Public Offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Applications

        Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any Class A ordinary shares under the International Offering. Such applicant's application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the International Offering.

        Applicants under the Hong Kong Public Offering are required to pay, on application, the maximum public offering price of HK$86.00 per ordinary share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each ordinary share, amounting to a total of HK$8,686.66 for one board lot of 100 Class A ordinary shares. If the final public offering price for the Hong Kong Public Offering is less than HK$86.00 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

        We and the Hong Kong underwriters have entered into an underwriting agreement dated October 20, 2020, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.

The International Offering

        The International Offering will consist of an offering of 152,000,000 Class A ordinary shares offered by us (subject to the option of the international underwriters to purchase additional Class A ordinary shares), representing 95.00% of the total number of Class A ordinary shares initially available under the Global Offering. The number of Class A ordinary shares offered under the International Offering will represent approximately 10.83% of the total Class A ordinary shares in issue immediately following the completion of the Global Offering, assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised, no Class A ordinary shares are to be issued pursuant to our share incentive plans (including pursuant to the exercise of options or the vesting of share options or other awards that have been or may be granted from time to time) and no Class A ordinary shares are to be issued after the conversion of Class B ordinary shares.

Allocation

        The International Offering includes the U.S. offering of Class A ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Class A ordinary shares pursuant to the International Offering will be effected in accordance with a "book-building" process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the listing on the Hong Kong Stock Exchange. Prospective professional and institutional investors will be required to specify the number of international offer shares under the International Offering they would be prepared to acquire either at different prices or at a particular price. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

        The Joint Representatives (for themselves and on behalf of the international underwriters) may require any investor who has been offered Class A ordinary shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of Class A ordinary shares under the Hong Kong Public Offering.

International Underwriting Agreement

        We have entered into an international underwriting agreement, or the International Underwriting Agreement, with the Joint Representatives, as representatives of the international underwriters, relating to the International Offering dated the price determination date.

Indication of Interest by Existing Shareholder

        STT GDC Pte Ltd., or STT GDC, a non-U.S. entity and one of our major shareholders which is affiliated with, and has the right to appoint, certain of our directors, holds preemptive rights to purchase Class A ordinary shares at the public offering price and on the same terms as the other Class A ordinary shares being offered in this offering. STT GDC has indicated its interest in exercising its preemptive rights for a maximum aggregate amount of up to US$420,000,000, provided that any such purchase shall not result in the shareholding percentage of STT GDC in our Company exceeding its percentage interest immediately prior to this offering. However, STT GDC's indication is not binding unless and until it exercises its preemptive right. Any Class A ordinary shares that STT GDC may purchase in connection with its exercise of its preemptive rights will be subject to an agreement with the underwriters not to, directly or indirectly, sell, transfer or dispose of any Class A ordinary shares so acquired for a period of six months after the date of this prospectus supplement, subject to certain exceptions. The underwriters will receive the same underwriting discounts and commissions on any Class A ordinary shares purchased by STT GDC as they will on any other Class A ordinary shares sold to the public in this offering. See "Underwriting—Lock-Up Agreements."

Pricing

Determining the Offer Price

        We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the price determination date, which is expected to be on or about October 27, 2020 and, in any event, before October 30, 2020, by agreement with the Joint Representatives (for themselves and on behalf of the underwriters), and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.

        We will determine the Hong Kong Public Offering price by reference to, among other factors, the closing price of the ADSs on Nasdaq on the last trading day on or before the price determination date. The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. The historical prices of our ADSs and trading volume on Nasdaq are set out below.

Period	High (US$)	Low (US$)	ADTV (ADSs)(1)
Fiscal year ended December 31, 2019	54.00	20.84	883,786
Fiscal year of 2020 (up to October 19, 2020)	91.97	43.27	1,362,668

  Notes:

(1)
Average daily trading volume, or ADTV, represents the daily average number of our ADSs traded over the relevant period.

        Applicants under the Hong Kong Public Offering must pay, on application, the indicative maximum Hong Kong public offer price (as defined below), of HK$86.0 per Hong Kong offer share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%, amounting to a total of HK$8,686.66 for one board lot of 100 Class A ordinary shares.

        We may set the International Offering price (being the final offer price per international offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%)) at a level higher than the maximum Hong Kong public offer price (being the final offer price per Hong Kong offer share in Hong Kong dollars (exclusive of brokerage of 1%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%)) if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on Nasdaq on the last trading day on or before the price determination date (on a per-share converted basis) were to exceed the maximum Hong Kong public offer price as stated in this prospectus supplement and/or (b) we believe that it is in the best interest of the Company as a listed company to set the international offer price at a level higher than the maximum Hong Kong public offer price based on the level of interest expressed by professional and institutional investors during the book-building process.

        If the international offer price is set at or lower than the maximum Hong Kong public offer price, the Hong Kong public offer price must be set at such price which is equal to the international offer price. In no circumstances will we set the Hong Kong public offer price above the maximum Hong Kong public offer price as stated in this prospectus supplement or the international offer price.

        We reserve the right not to proceed with the Hong Kong Public Offering or the International Offering on or at any time until the price determination date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the offer shares on or before October 30, 2020.

Sales in the United States

        Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. J.P. Morgan Securities plc will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, J.P. Morgan Securities LLC. Merrill Lynch (Asia Pacific) Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Haitong International Securities Company Limited will offer our Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Haitong International Securities (USA) Inc. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our Class A ordinary shares in the United States.

Compensation and Expenses

        The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters' option to purchase up to an additional 24,000,000 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent        % of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the International Offering and the Hong Kong Public Offering is HK$            .

Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$	HK$
Total	HK$	HK$

        We have agreed to reimburse the underwriters for the fees and expenses of their counsels in connection with the Global Offering and for certain offering-related expenses in an aggregate amount of up to approximately HK$             million (US$             million).

        The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$73.6 million (US$9.5 million).

International Underwriters' Option to Purchase Additional Class A ordinary shares

        In connection with the Global Offering, we have granted the international underwriters the option, exercisable by the Joint Representatives on behalf of the international underwriters at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to purchase up to an aggregate of 24,000,000 additional Class A ordinary shares, representing not more than 15% of the total number of Class A ordinary shares initially available under the Global Offering, at the International Offer Price to, among other things, cover over-allocations in the International Offering, if any.

        If the international underwriters' option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 1.68% of our total Class A ordinary shares issued immediately following the completion of the Global Offering, assuming no Class A ordinary shares are to be issued pursuant to our share incentive plans (including pursuant to the exercise of options or the vesting of share options or other awards that have been or may be granted from time to time) and no Class A ordinary shares are to be issued after the conversion of Class B ordinary shares. If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.

Lock-Up Agreements

        We have undertaken to the underwriters that, without the prior written consent of the Joint Sponsors and the Joint Representatives, we will not, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, or such earlier date that the Joint Sponsors and the Joint Representatives consent to in writing, and unless in compliance with the requirements of the Hong Kong Listing Rules, directly or indirectly take any of the following actions with respect to any ADSs or our Class A ordinary shares or any securities convertible into or exchangeable for or exercisable for any ADSs or our Class A ordinary shares, (such securities are collectively referred to in this prospectus supplement as lock-up securities):

  (a)
  offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over, either directly or indirectly, conditionally or unconditionally, any lock-up securities, or any interest in any of the foregoing, or deposit any lock-up securities with a depositary in connection with the issue of depositary receipts; or

  (b)
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any lock-up securities, or any interest in any of the foregoing; or

  (c)
  enter into any transaction with the same economic effect as any transaction specified in (a) or (b) above; or

  (d)
  offer to or contract to or agree to or announce any intention to effect any transaction specified in (a), (b) or (c) above,

in each case, whether any of the transactions specified in (i), (ii) or (iii) above is to be settled by delivery of lock-up securities, or in cash or otherwise (whether or not the issue of lock-up securities will be completed within the lock-up period); or

  (e)
  file with the SEC a registration statement under the Securities Act relating to lock-up securities, other than (a) registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan adopted and approved by the Board of Directors and (b) registration statements on Form F-6 to register additional ADSs, without the prior written consent of the Joint Representatives and the Joint Sponsors, provided, however, that we shall be permitted during the lock-up period to

  (a)
  sell, or cause to be sold, the Class A ordinary shares to be sold and/or issued pursuant to this global offering;

  (b)
  issue ADSs upon conversion of shares into ADSs;

  (c)
  issue securities upon conversion of convertible securities or convertible preferred shares outstanding on the date of hereof;

  (d)
  grant or issue securities pursuant to our share incentive plans;

  (e)
  effect any capitalization issue, capital reduction or consolidation or sub-division of our ordinary shares; and

  (f)
  issue any securities in connection with our acquisition of one or more businesses, assets, products or technologies, or in connection with any joint ventures, commercial relationships or other strategic corporate transactions involving us, provided that the recipients of such securities execute a lock-up agreement in favor of the underwriters containing substantially the same obligations.

Lock-Up Agreements with Directors and Executive Officers

        Our directors and executive officers have each agreed with the international underwriters that, during the period commencing on the price determination date and ending at the close of business of the 90th day after the price determination date, without the prior written consent of the Joint Sponsors and the Joint Representatives, they will not, and will cause any direct or indirect affiliate (as defined in Rule 405 of the U.S. Securities Act) not to:

  (a)
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or ADSs, or any securities convertible into or exercisable or exchangeable for any ordinary shares or ADSs (such securities are collectively referred to in this prospectus supplement as the "D&O lock-up securities"),

  (b)
  enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the D&O lock-up securities, whether any such transaction described in (a) or (b) above is to be settled by delivery of D&O lock-up securities, in cash or otherwise,

  (c)
  make any demand for, or exercise any right with respect to, the registration of any D&O lock-up securities, or

  (d)
  publicly disclose the intention to do any of (a) to (c) above.

        The restrictions above do not apply to:

  (a)
  transfer the D&O lock-up securities:

  (i)
  as a bona fide gift or gifts, or for bona fide estate planning purposes;

  (ii)
  by will or intestacy;

  (iii)
  to a family member or to any trust or entity beneficially owned or controlled by or formed for the direct or indirect benefit of the locked up person and/or a immediate family member of the locked up person, or if the locked up person is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust ("immediate family" shall mean any relationship by blood, current or former marriage, domestic partnership or adoption);

  (iv)
  to a partnership, limited liability company or other entity of which the locked up person and the immediate family of the locked up person are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

  (v)
  to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under (i) through (iv) above;

  (vi)
  if the locked up person is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the locked up person, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the locked up person or its affiliates (including, for the avoidance of doubt, where the locked up person is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the locked up person;

    (vii)
    by operation of law or regulation, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

    (viii)
    to us from our employee upon death, disability or termination of employment, in each case, of such employee;

    (ix)
    as part of a sale of the D&O lock-up securities acquired in open market transactions after the listing of our Class A ordinary shares on the Hong Kong Stock Exchange;

    (x)
    to us in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase ordinary shares (including, in each case, by way of "net" or "cashless" exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such ordinary shares received upon such exercise, vesting or settlement shall be subject to the terms of this undertaking, and provided further that any such restricted share units, options, warrants or rights are held by the locked up person pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan;

    (xi)
    pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors of (to the extent such approval is required) and made to all our shareholders involving a change of control (as defined below) of our company (for purposes hereof, "change of control" shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of our company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the D&O lock-up securities shall remain subject to the provisions of this undertaking;

    (xii)
    with the prior written consent of our company and the Joint Representatives; or

    (xiii)
    pursuant to an offer by us to repurchase the ordinary shares, provided that such repurchase is approved by our board of directors (to the extent such approval is required) and is executed on a pro-rata basis, provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Joint Representatives a lock-up letter in the form of this undertaking, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution.

  (b)
  exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in this prospectus supplement; provided that any D&O lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of this undertaking; and

  (c)
  convert outstanding preferred shares, warrants to acquire preferred shares or convertible securities into ordinary shares or warrants to acquire ordinary shares; provided that any such ordinary shares or warrants received upon such conversion shall be subject to the terms of this undertaking.

        In addition, nothing in this undertaking shall prohibit the locked up person from transferring the D&O lock-up securities pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan was established prior to the execution of this undertaking; provided further that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the locked up person or our company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

Lock-up Agreements with Controlling Shareholder

        One of our controlling shareholders, STT GDC has agreed with the underwriters that, during the period beginning on the date of entering into the relevant undertakings and ending at the close of business of the 90th day after the price determination date, without the prior written consent of the Joint Sponsors and the Joint Representatives, it will not, and will cause any direct or indirect affiliate with beneficial ownership (within the meaning under the U.S. Securities Act) over the securities owned by STT GDC not to:

  (a)
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or ADSs, or any securities convertible into or exercisable or exchangeable for any Shares or ADSs (such securities are collectively referred to in this prospectus supplement as the "STT lock-up securities"),

  (b)
  enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the STT lock-up securities, whether any such transaction described in (a) or (b) above is to be settled by delivery of STT lock-up securities, in cash or otherwise,

  (c)
  make any demand for, or exercise any right with respect to, the registration of any STT lock-up securities, or

  (d)
  publicly disclose the intention to do any of (a) to (c) above.

        In addition, STT GDC has further agreed that in the event it exercises its pre-emptive right and participates in this global offering, with respect to the Class A ordinary shares it subscribes for in t this global offering, the applicable lock-up period with respect to such shares would be six months after the listing of our Class A ordinary shares on the Hong Kong Stock Exchange.

        The restrictions above do not apply to:

  (a)
  transfer the STT lock-up securities:

  (i)
  as a bona fide gift or gifts, or for bona fide estate planning purposes;

  (ii)
  by will or intestacy;

  (iii)
  to any trust for the direct or indirect benefit of the locked up person or the immediate family of the locked up person, or if the locked up person is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust ("immediate family" shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

    (i)
    to a partnership, limited liability company or other entity of which the locked up person and the immediate family of the locked up person are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

    (ii)
    to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under (i) through (iv) above;

    (iii)
    if the locked up person is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the locked up person, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the locked up person or its affiliates (including, for the avoidance of doubt, where the locked up person is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the locked up person;

    (iv)
    by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

    (v)
    to us from our employee upon death, disability or termination of employment, in each case, of such employee;

    (vi)
    as part of a sale of the STT lock-up securities acquired in open market transactions after the listing of our Class A ordinary shares on the Hong Kong Stock Exchange;

    (vii)
    to us in connection with the vesting, settlement, or exercise of restricted share units, options, warrants or other rights to purchase ordinary shares (including, in each case, by way of "net" or "cashless" exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted share units, options, warrants or rights, provided that any such ordinary shares received upon such exercise, vesting or settlement shall be subject to the terms of this undertaking, and provided further that any such restricted share units, options, warrants or rights are held by the locked up person pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan;

    (viii)
    pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors of and made to all our shareholders involving a change of control (as defined below) of our company (for purposes hereof, "change of control" shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of our company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the STT lock-up securities shall remain subject to the provisions of this undertaking;

    (ix)
    with the prior written consent of our company and the Joint Representatives; or

    (x)
    pursuant to an offer by us to repurchase our ordinary shares, provided that such repurchase is approved by our board of directors (to the extent such approval is required) and is executed on a pro-rata basis);

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Joint Representatives a lock-up letter in the form of this undertaking, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution.

  (b)
  exercise outstanding options, settle restricted share units or other equity awards or exercise warrants pursuant to plans described in this prospectus supplement; provided that any STT lock-up securities received upon such exercise, vesting or settlement shall be subject to the terms of this undertaking; and

  (c)
  convert outstanding preferred shares, warrants to acquire preferred shares or convertible securities into ordinary shares or warrants to acquire ordinary shares; provided that any such ordinary shares or warrants received upon such conversion shall be subject to the terms of this undertaking.

        In addition, nothing in this undertaking shall prohibit the locked up person from transferring the STT lock-up securities pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan was established prior to the execution of this undertaking; provided further that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the locked up person or our company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer was effected pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

Conditions of the Global Offering

        Acceptance of all applications for our Class A ordinary shares is conditional on, among other things:

  •
  the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued pursuant to the Global Offering (including any Class A ordinary shares which may be issued pursuant to the exercise of the option of the Joint Representatives to purchase additional Class A ordinary shares) and the Class A ordinary shares to be issued pursuant to our share incentive plans , on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange;

  •
  the pricing of the Class A ordinary shares having been agreed between the Joint Representatives (for themselves and on behalf of the underwriters) and us;

  •
  the execution and delivery of the International Underwriting Agreement on or around the date of this prospectus supplement; and

  •
  the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days from the date of this prospectus supplement.

        The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Dealings Arrangements

        Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on November 2, 2020, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on November 2, 2020. The Class A ordinary shares will be traded in board lots of 100 Class A ordinary shares each and the stock code of the Class A ordinary shares will be "9698."

Indemnification

        We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

        Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offering price.

        In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of our Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date in the Hong Kong market. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken: (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest; (b) may be discontinued at any time; and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong Public Offering.

        Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes:

  (a)
  over-allocating for the purpose of preventing or minimizing any reduction in the market price of our Class A ordinary shares; (b) selling or agreeing to sell our Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of our Class A ordinary shares; (c) purchasing, or agreeing to purchase, our Class A ordinary shares pursuant to the underwriters' over-allotment option in order to close out any position established under paragraphs (a) or (b) above; (d) purchasing, or agreeing to purchase, any of our Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of our Class A ordinary shares; (e) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases; and (f) offering or attempting to do anything as described in paragraphs (b), (c), (d) or (e) above.

        Specifically, prospective applicants for and investors in our Class A ordinary shares should note that:

  (a)
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in our Class A ordinary shares;

  (b)
  there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  (c)
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of our Class A ordinary shares;

  (d)
  no stabilizing action can be taken to support the price of our Class A ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on November 26 , 2020, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for our Class A ordinary shares, and therefore the price of our Class A ordinary shares, could fall;

  (e)
  the price of our Class A ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

  (f)
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, our Class A ordinary shares.

        We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

        In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before the listing of the ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.

Activities by Underwriters

        Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

        The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

        In relation to the Class A ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares (which financing may be secured by the ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over-the-counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.

        In relation to issues by underwriters or their respective affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.

        All such activities may occur both during and after the end of the stabilizing period described under "Stabilization" above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

        It should be noted that when engaging in any of these activities, the underwriters are subject to restrictions, including the following:

  •
  the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the Class A ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Class A ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Class A ordinary shares at levels other than those which might otherwise prevail in the open market; and

  •
  the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

        Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

        The address of J.P. Morgan Securities plc is 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom. The address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, NY 10179, United States of America. The address of Merrill Lynch (Asia Pacific) Limited is Level 55 Cheung Kong Center, 2 Queen's Road Central, Central, Hong Kong. The address of China International Capital Corporation Hong Kong Securities Limited is 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of Haitong International Securities Company Limited is 22/F Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong. The address of RBC Capital Markets, LLC is Three World Financial Center, 200 Vesey Street, New York, NY 10281, United States of America. The address of Cowen and Company, LLC is 599 Lexington Ave, 20th Floor, New York, NY 10022, United States of America. The address of Raymond James & Associates, Inc. is 880 Carillon Parkway St. Petersburg, FL 33716, United States of America. The address of Truist Securities, Inc is 3333 Peachtree Road Ne, 9th Floor, Atlanta, GA 30326, United States of America. The address of ABCI Securities Company Limited is 10/F, Agricultural Bank of China Tower, 50 Connaught Road Central, Hong Kong. The address of BOCI Asia Limited is 26th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong. The address of CCB International Capital Limited is 12/F, CCB Tower 3 Connaught Road Central, Central, Hong Kong. The address of CMB International Capital Limited is 45/F, Champion Tower, 3 Garden Road, Central,

Hong Kong. The address of ICBC International Securities Limited is 37/F, ICBC Tower, 3 Garden Road, Hong Kong. The address of Orient Securities (Hong Kong) Limited is 28th and 29th Floor, 100 Queen's Road, Central, Hong Kong. The address of UOB Kay Hian (Hong Kong) Limited is 6/F, Harcourt House, 39 Gloucester Road, Hong Kong. The address of China Everbright Securities (HK) Limited is 12/F, Everbright Centre, 108 Gloucester Road, Wan Chai, Hong Kong. The address of CLSA Limited is 18/F, One Pacific Place, 88 Queensway, Admiralty, Hong Kong. The address of Guotai Junan Securities (Hong Kong) Limited. The address of Zhongtai International Securities Limited is 19th Floor, Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong is 27/F., Low Block, Grand Millennium Plaza 181 Queen's Road Central, Hong Kong.

Selling Restrictions

Notice to Prospective Investors in Canada

        The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each a "Member State"), no Class A ordinary shares have been offered or will be offered pursuant to the Global Offering to the public in that Member State prior to the publication of a prospectus in relation to the Class A ordinary shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Class A ordinary shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Joint Representatives; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Class A ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Class A ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and our company that it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any Class A ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A ordinary shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the Joint Representatives have been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer to the public" in relation to Class A ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A ordinary shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Class A ordinary shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

        Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

        The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Class A ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the Class A ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A ordinary shares.

Notice to Prospective Investors in Australia

          (i)  This prospectus supplement:

    •
    does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

    •
    has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

    •
    may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act ("Exempt Investors").

         (ii)  The Class A ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A ordinary shares, you represent and warrant to us that you are an Exempt Investor.

        As any offer of Class A ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the Class A ordinary shares, offer, transfer, assign or otherwise alienate those Class A ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

        The Class A ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Class A ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

        The Class A ordinary shares under the International Offering may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance, or (ii) to "professional investors" within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (WUMP) Ordinance and no advertisement, invitation or document relating to the Class A ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder.

        In purchasing the Class A ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

  •
  you and your ultimate beneficial owners are independent of, and not connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

  •
  you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

  •
  you and your ultimate beneficial owners are not a director or existing shareholder of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder of our Company or a nominee of any of the foregoing;

  •
  you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

  •
  you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

  •
  you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

  •
  you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

  •
  you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

  •
  whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

  •
  you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

  •
  if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as "professional investors" under the Securities and Futures (Professional Investor) Rules;

  •
  you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the international offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

  •
  you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners' jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

  •
  you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

  •
  you are not a connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

  •
  you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

  •
  you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

  •
  you will not copy or otherwise distribute this prospectus supplement to any third party; and

  •
  (A) we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Notice to Prospective Investors in Singapore

        Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Class A ordinary shares or caused the Class A ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any Class A ordinary shares or cause the Class A ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares, whether directly or indirectly, to any person in Singapore other than:

  (a)
  to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA;

  (b)
  to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

  (c)
  otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in China

        This prospectus supplement will not be circulated or distributed in the PRC and the Class A ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

        The Class A ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA"), and the Class A ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the Class A ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). Furthermore, the purchaser of the Class A ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the Class A ordinary shares. By the purchase of the Class A ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Class A ordinary shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia (the "Commission") for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the Class A ordinary shares, as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

        The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.

Notice to Prospective Investors in Saudi Arabia

        This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority ("CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the "CMA Regulations"). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Notice to Prospective Investors in Brazil

        The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the Class A ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the Class A ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The Class A ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.

Notice to Prospective Investors in Qatar

        The Class A ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Notice to Prospective Investors in the Dubai International Financial Centre ("DIFC")

        This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

        The Class A ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

TAXATION

        The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Islands counsel, and to the extent that the discussion relates to matters of PRC tax law, it represents the opinion of King & Wood Mallesons.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Pursuant to Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

  (i)
  that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

  (ii)
  that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

        The undertaking for us is for a period of twenty years from June 8, 2004.

People's Republic of China Taxation

        In March 2007, the National People's Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was most recently amended on December 29, 2018. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their "de facto management bodies" located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementation Rules of the Enterprise Income Tax Law further defines the term "de facto management body" as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise. While we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise, there is a risk that the PRC tax authorities may deem our company or any of our overseas subsidiaries as a PRC resident enterprise since a substantial majority of the members of our management team as well as the management team of some of our overseas subsidiaries are located in China, in which case we or the overseas subsidiaries, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income. If the PRC tax authorities determine that our Cayman Islands holding company is a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ADSs. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Hong Kong Taxation

        In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

        To facilitate ADS-Class A ordinary share conversion and trading between the Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered Class A ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors—Risks Related to Our Shares, ADSs and the Listing—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Shares on the Hong Kong Stock Exchange."

Material United States Federal Income Tax Considerations

        The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of our ADSs and ordinary shares as of the date hereof. This summary is only applicable to ADSs and ordinary shares held as capital assets by a United States Holder (as defined below).

        As used herein, the term "United States Holder" means a beneficial owner of our ADSs or ordinary shares that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person holding our ADSs or ordinary shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a person liable for alternative minimum tax;

  •
  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

  •
  a partnership or other pass-through entity for United States federal income tax purposes;

  •
  a person required to accelerate the recognition of any item of gross income with respect to our ADSs or ordinary shares as a result of such income being recognized on an applicable financial statement; or

  •
  a person whose "functional currency" is not the United States dollar.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our ADSs or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ADSs or ordinary shares, you should consult your tax advisors.

        This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ADSs or ordinary shares, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

        If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

        Subject to the discussion under "—Passive Foreign Investment Company" below, the gross amount of any distributions on the ADSs or ordinary shares (including any amounts withheld for PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income

(including withheld taxes) will generally be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. Our ADSs are listed on the Nasdaq. United States Treasury Department guidance indicates that our ADSs are readily tradable on an established securities market in the United States. Thus, subject to the discussion under "—Passive Foreign Investment Company" below, we believe that dividends we pay on our ADSs will meet the conditions required for the reduced tax rate. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for these reduced tax rates. There also can be no assurance that our ADSs will continue to be readily tradable on an established securities market in later years. Consequently, there can be no assurance that dividends on our ADSs will continue to be afforded the reduced tax rates. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we are deemed to be a PRC resident enterprise under the PRC tax law (see "—People's Republic of China Taxation" above), we may be eligible for the benefits of the income tax treaty between the United States and the PRC, or the Treaty. In that case, dividends we pay on our ordinary shares would be eligible for the reduced rates of taxation whether or not the shares are readily tradable on an established securities market in the United States, and whether or not the shares are represented by ADSs. Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.

        Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company in the taxable year in which such dividends are paid or in the preceding taxable year (see "—Passive Foreign Investment Company" below).

        In the event that we are deemed to be a PRC resident enterprise under the PRC tax law, you may be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See "—People's Republic of China Taxation." In that case, subject to certain conditions and limitations (including a minimum holding period requirement), PRC withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits, as determined under United States federal income tax principles, the distribution ordinarily would be treated, first, as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and, second, the balance in excess of adjusted basis ordinarily would be taxed as capital gain recognized on a sale or exchange. However, we do not expect to determine our earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that distributions will generally be reported to the Internal Revenue Service, or IRS, and taxed to you as dividends (as discussed above), even if they might ordinarily be treated as a tax-free return of capital or as capital gain.

Passive Foreign Investment Company

        Based on the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe we were a passive foreign investment company, or a PFIC, for our taxable year ended December 31, 2019 and we do not expect to be a PFIC for our taxable year ending December 31, 2020 or in future taxable years, although there can be no assurance in this regard, since the determination of our PFIC status cannot be made until the end of a taxable year and depends significantly on the composition of our assets and income throughout the year.

        In general, we will be a PFIC for any taxable year in which:

  •
  at least 75% of our gross income is passive income, or

  •
  at least 50% of the value (based on an average of quarterly values) of our assets is attributable to assets that produce or are held for the production of passive income.

        For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person), as well as gains from the sale of assets (such as stock) that produce passive income, foreign currency gains, and certain other categories of income. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of determining whether we are a PFIC, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income. However, it is not entirely clear how the contractual arrangements between us and our consolidated variable interest entities, or VIEs, will be treated for purposes of the PFIC rules. For United States federal income tax purposes, we consider ourselves to own the stock of our consolidated VIEs. If it is determined, contrary to our view, that we do not own the stock of our consolidated VIEs for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), that would alter the composition of our income and assets for purposes of testing our PFIC status, and may cause us to be treated as a PFIC.

        The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs and Class A ordinary shares, which is subject to change. The composition of our income and our assets will also be affected by how, and how quickly, we spend the cash raised in the Global Offering. If the cash is not deployed for active purposes, our risk of becoming a PFIC may increase.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and you do not make a timely mark-to-market election, as described below, you will be subject to special—and generally very unfavorable—tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares,

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

  •
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

        Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our ADSs or ordinary shares, you will generally be subject to the special tax rules described above for that year and for each subsequent year in which you hold the ADSs or ordinary shares (even if we do not qualify as a PFIC in any subsequent years). However, if we cease to be a PFIC, you can avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your ADSs or ordinary shares had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

        In certain circumstances, in lieu of being subject to the special tax rules discussed above, you may make a mark-to-market election with respect to your ADSs or ordinary shares provided such ADSs or ordinary shares are treated as "marketable stock." The ADSs or ordinary shares generally will be treated as marketable stock if the ADSs or ordinary shares are "regularly traded" on a "qualified exchange or other market" (within the meaning of the applicable Treasury regulations). Under current law, the mark-to-market election may be available to holders of ADSs as the ADSs are listed on the Nasdaq, which constitutes a qualified exchange, although there can be no assurance that the ADSs will be "regularly traded" for purposes of the mark-to-market election. It is intended that the ordinary shares will be listed on the Hong Kong Stock Exchange, which must meet certain trading, listing, financial disclosure and other requirements to be treated as a qualified exchange for these purposes, and there can be no assurance that the ordinary shares will be "regularly traded" for purposes of the mark-to-market election.

        If you make an effective mark-to-market election, for each taxable year that we are a PFIC, you will include as ordinary income the excess of the fair market value of your ADSs or ordinary shares at the end of the year over your adjusted basis in the ADSs or ordinary shares. You will be entitled to deduct as an ordinary loss in each such year the excess of your adjusted basis in the ADSs or ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, any gain you recognize upon the sale or other disposition of your ADSs or ordinary shares in a year that we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Your adjusted basis in the ADSs or ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs or ordinary shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

        A different election, known as the "qualified electing fund" or "QEF" election is generally available to holders of PFIC stock, but requires that the corporation provide the holders with a "PFIC

Annual Information Statement" containing certain information necessary for the election, including the holder's pro rata share of the corporation's earnings and profits and net capital gains for each taxable year, computed according to United States federal income tax principles. We do not intend, however, to determine our earnings and profits or net capital gain under United States federal income tax principles, nor do we intend to provide United States Holders with a PFIC Annual Information Statement. Therefore, you should not expect to be eligible to make this election.

        If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any non-United States entities in which we hold equity is also a PFIC (a "lower-tier PFIC"), you will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of the entities in which we hold equity.

        You will generally be required to file IRS Form 8621 if you hold our ADSs or ordinary shares in any year in which we are classified as a PFIC. You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

        For United States federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your adjusted basis in the ADSs or ordinary shares. Subject to the discussion under "—Passive Foreign Investment Company" above, such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the ADSs or ordinary shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat such gain as PRC source gain. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). You are urged to consult your tax advisors regarding the tax consequences if any PRC tax is imposed on gain on a disposition of our ordinary shares or ADSs, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

Information Reporting and Backup Withholding

        In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or other disposition of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

        Certain United States Holders are required to report information relating to our ADSs or ordinary shares by attaching a complete Form 8938, Statement of Specified Foreign Financial Assets, with their tax returns for each year in which they hold ADSs or ordinary shares. Significant penalties can apply if you are required to file this form and you fail to do so. You are urged to consult your own tax advisor regarding this and other information reporting requirements relating to your ownership of the ADSs or ordinary shares.

LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The underwriters are being represented by O'Melveny & Myers with respect to certain legal matters of United States federal securities, New York state law and Hong Kong Law. The validity of the ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by Fangda Partners. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law. O'Melveny & Myers may rely upon Fangda Partners with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements of GDS Holdings Limited as of December 31, 2018 and 2019, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 and the consolidated financial statements of GDS Holdings Limited as of June 30, 2020 and December 31, 2019 and for the six months ended June 30, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated April 17, 2020 refers to a change to the Company's method of accounting for leases in 2019 due to the adoption of Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842), and for revenue recognition in 2018 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) .

        The audit report dated October 19, 2020 states that the accompanying consolidated statements of operations, comprehensive loss, changes in shareholders' equity, and cash flows for the six months ended June 30, 2019, and the related notes, were not audited by KPMG Huazhen LLP and,accordingly, KPMG Huazhen LLP does not express an opinion on them.

        The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the internet at the SEC's website at www.sec.gov.

        This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        Our principal executive offices are located at F4/F5, Building C, Sunland International, No. 999 Zhouhai Road, Pudong, Shanghai 200137, People's Republic of China. Our telephone number at this address is +86-21-2029-2200. Our registered office in the Cayman Islands is located at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus supplement. Prior to September 30, 2018, our agent for service of process in the United States was Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017. We appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our successor agent for service of process in the United States, effective as of and after October 1, 2018.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 17, 2020;

  •
  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on July 23, 2020, titled "GDS Announces Joint Venture with CPE Fund for Major New Data Center Project in Beijing";

  •
  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on August 6, 2020, titled "GDS Announces Results of Annual General Meeting of Shareholders";

  •
  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on September 22, 2020, titled "GDS Announces Accepted Offer to Acquire Major New Data Center in Beijing";

  •
  all exhibits to our current report on Form 6-K, furnished to the SEC on October 19, 2020, including Exhibit 23.1, titled "Consent of Independent Registered Public Accounting Firm" and; Exhibit 99.1, titled "Consolidated Financial Statements"

  •
  Exhibit 23.1 to our current report on Form 6-K, furnished to the SEC on October 19, 2020, titled "Consent of Shanghai iResearch Co., Ltd.";

  •
  Exhibit 99.1 to our current report on Form 6-K, furnished to the SEC on October 19, 2020, titled "GDS Holdings Limited Supplemental and Updated Disclosures";

  •
  the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

        Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

GDS Holdings Limited
F4/F5, Building C, Sunland International
No. 999 Zhouhai Road
Pudong, Shanghai 200137
People's Republic of China.

PROSPECTUS

GDS Holdings Limited

CLASS A ORDINARY SHARES

        We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.

        In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders may sell shares of our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of shares of our Class A ordinary shares by the selling shareholders.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 35 of this prospectus.

        Our ADSs are listed on the Nasdaq Global Market under the symbol "GDS." On January 22, 2018, the last reported sale price of the ADSs on the Nasdaq Global Market was US$26.97 per ADS.

        Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and our Class B ordinary shares are virtually identical other than with respect to voting, conversion and director nomination rights. Each of our Class A and Class B ordinary shares is entitled to one vote per share except that each Class B ordinary share is entitled to 20 votes with respect to (i) the election of a simple majority of our directors and (ii) any change to our articles of association that would adversely affect the rights of the holders of Class B ordinary shares at general meetings of our shareholders. Each Class B ordinary share is convertible at any time into one Class A ordinary share. For so long as there are Class B ordinary shares outstanding, the holders of Class B ordinary shares will also have the right to nominate one less than a simple majority, or five, of the directors to our board of directors, which directors shall be subject to the voting arrangements described above. See "Description of Share Capital."

        Investing in these securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." In this prospectus, unless otherwise indicated or unless the context otherwise requires:

  •
  "ADSs" are to our American depositary shares, each of which represents eight Class A ordinary shares, and "ADRs" are to the American depositary receipts that evidence our ADSs;

  •
  "area committed" are to the net floor area of data centers in service for which agreements from customers remain in effect;

  •
  "area held for future development" are to the estimated data center net floor area that we expect to be able to develop on land, at buildings and pursuant to development or lease agreements which we have secured, but which are not under construction;

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  "area in service" are to the net floor area of data centers in service for which one or more modules have been equipped and fitted out ready for utilization by customers;

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  "area pre-committed" are to the net floor area of data centers under construction for which agreements from customers remain in effect;

  •
  "area utilized" are to the net floor area of data centers in service that is also revenue generating pursuant to customer agreements in effect;

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  "area under construction" are to the net floor area of data centers which are under construction and are not yet ready for service;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

  •
  "commitment rate" are to the ratio of area committed to area in service;

  •
  "ordinary shares" refers to, collectively, our Class A ordinary shares and Class B ordinary shares, par value US$0.00005 per share;

  •
  "pre-commitment rate" are to the ratio of area pre-committed to area under construction;

  •
  "RMB" or "Renminbi" are to the legal currency of China;

  •
  "self-developed data centers" are to data centers that we have either purpose-built, acquired while under construction and completed, or converted from existing buildings to fit our standards;

  •
  "sqm" are to square meters;

  •
  "third party data centers" are to data center net floor area that we lease on a wholesale basis from other data center providers and use to provide data center services to our customers;

  •
  "US$," "U.S. dollars," or "dollars" are to the legal currency of the United States;

  •
  "utilization rate" are to the ratio of area utilized to area in service; and

  •
  "we," "us," "our company" and "our" are to GDS Holdings Limited and its subsidiaries and consolidated affiliated entities, as the context requires.

        Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude Class A ordinary shares issuable upon the exercise of outstanding options with respect to our ordinary shares under our share incentive plans.

        We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. We have based these forward-looking statements on our current expectations and projections about future events. The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" included in documents we file from time to time with the SEC, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2016 (incorporated by reference herein). In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included or incorporated by reference in this prospectus relate to, among others:

  •
  our goals and strategies;

  •
  our expansion plans;

  •
  our future business development, financial condition and results of operations;

  •
  the expected growth of the data center and cloud services market;

  •
  our expectations regarding demand for, and market acceptance of, our services;

  •
  our expectations regarding keeping and strengthening our relationships with customers; and

  •
  general economic and business conditions in the regions where we operate.

        In addition, any projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading "Risk Factors" included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. You should not place undue reliance on these forward-looking statements.

        The forward-looking statements made in this prospectus and the documents incorporated by reference relate only to events or information as of the date on which the statements are made in this prospectus or the date of the incorporated document, as applicable. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

 OUR COMPANY

        We are a leading developer and operator of high-performance data centers in China. Our facilities are strategically located in China's primary economic hubs where demand for high-performance data center services is concentrated. Our data centers have large net floor area, high power capacity, density and efficiency, and multiple redundancy across all critical systems. We are carrier and cloud neutral, which enables our customers to connect to all major PRC telecommunications carriers, and to access a number of the largest PRC cloud service providers, whom we host in our facilities. We offer colocation and managed services, including direct private connection to major cloud platforms. We have a 17-year track record of service delivery, successfully fulfilling the requirements of some of the largest and most demanding customers for outsourced data center services in China. Our base of approximately 500 customers consists predominantly of hyper-scale Cloud service providers, large Internet companies, financial institutions, telecommunications and IT service providers, and large domestic private sector and multinational corporations. As of September 30, 2017, we had an aggregate net floor area of 77,832 sqm in service, 89.8% of which was committed, and an aggregate net floor area of 37,478 sqm under construction, 34.6% of which was pre-committed.

        We believe the market for high-performance data center services in China is experiencing strong growth. Demand is driven by the confluence of several secular economic and industry trends, including: rapid growth of the Internet, e-commerce, e-payments and big data; rising adoption of Cloud computing and server virtualization, which requires data centers with higher power capacity, density and efficiency; increasing criticality of information technology and data in the enterprise environment which requires data centers with higher reliability; and growing reliance by enterprises on outsourcing as a solution to the increasing complexity and cost of managing mission-critical IT infrastructure. We believe that, as a result of this strong demand and the challenges of sourcing, developing and operating new facilities that meet the required standard, there is a relative scarcity of high-performance data center capacity in China. In addition to our core markets, we have recently commenced construction of build-to-suit data centers for one of our largest customers, Alibaba, at a low-cost location in North China.

        Our portfolio of data centers and secured expansion capacity are strategically located to address this growing demand. We operate our data centers to service our customers predominantly in Shanghai, Beijing, Shenzhen, Guangzhou, Chengdu and Hong Kong, the primary financial, commercial, industrial and communications hubs in each region of China. Our data centers are located in close proximity to the corporate headquarters and key operation centers of many large enterprises, providing convenient access for our customers. Furthermore, the extensive multi-carrier telecommunications networks in these markets enable our customers to enhance the performance and lower the cost of connectivity to our facilities.

        Our data centers are large-scale, highly reliable and highly efficient facilities that provide a flexible, modular and secure operating environment in which our customers can house, power and cool the computer systems and networking equipment that support their mission-critical IT infrastructure. We install large power capacity and optimize power usage efficiency, which enables our customers to deploy their IT infrastructure more efficiently and reduce their operating and capital costs. As a result of our advanced data center design, high technical specifications and robust operating procedures, we are able to make service level commitments related to service availability and other key metrics that meet our customers' required standards.

        We currently serve approximately 500 customers, including large Internet companies, a diverse community of approximately 250 financial institutions, telecommunications and IT service providers and large domestic private sector and multinational corporations, many of which are leaders in their respective industries. Within our customer base, we host a number of major cloud platforms, including Ali Cloud and Tencent Cloud, which are each present in several of our data centers. Contracts with our large Internet and hyper-scale cloud customers have terms of three to ten years, while contracts with our enterprise customers typically have terms of one to five years.

 CORPORATE INFORMATION

        Our principal executive offices are located at 2/F Tower 2, Youyou Century Place, 428 South Yanggao Road, Pudong, Shanghai 200127, People's Republic of China. Our telephone number at this address is +86-21-2033-0303. Our registered office in the Cayman Islands is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our telephone number at this address is +1 (345) 949 1040. We also have six regional offices in Suzhou, Beijing, Chengdu, Shenzhen, Guangzhou and Hong Kong. Investors should submit any inquiries to the address and telephone number of our principal executive offices set forth above.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, NY 10017.

        As a foreign private issuer, we are exempt under the Exchange Act of 1934, as amended, or the Exchange Act, from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        As a company with less than US$1.07 billion in revenue for the last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

        We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) December 31, 2021; (c) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

 RISK FACTORS

        Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading "Risk Factors" in our annual report on Form 20-F for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Law (2016 Revision), as amended, of the Cayman Islands, which is referred to as the Companies Law below, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital was US$100,100 divided into 2,002,000,000 ordinary shares, comprising 1,800,000,000 Class A ordinary shares, 200,000,000 Class B ordinary shares and 2,000,000 preferred shares, with a par value of US$0.00005 each. As of the date of this prospectus, there are 873,679,337 Class A ordinary shares and 67,590,336 Class B ordinary shares issued, fully-paid and outstanding. All of our ordinary shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

        The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our memorandum and articles of association, which were filed with the SEC as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-213951), originally filed on October 4, 2016, as amended.

Registered Office, Entry Number and Objects

        Our registered office in the Cayman Islands is located at the Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We were incorporated as an exempted company under the laws of the Cayman Islands in 2006 and our incorporation number is 178332. The memorandum of association provides, inter alia, that the liability of each of the members of our company is limited to the amount from time to time unpaid on such member's shares. The objects for which our company is established are unrestricted, and we shall have full power and authority to carry out any object not prohibited or limited by the Companies Law.

Board of Directors

        See "Item 6. Directors, Senior Management and Employees—C. Board Practices—Duties of Directors" and "Item 6. Directors, Senior Management and Employees—C. Board Practices—Appointment, Nomination and Terms of Directors" in our annual report on Form 20-F for the fiscal year ended December 31, 2016, which item is incorporated by reference in this prospectus.

Ordinary Shares

        General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law and to the articles of association.

  Voting Rights.

        Our share capital is currently divided into two classes of shares, namely, ordinary shares and preferred shares. Our outstanding share capital consists of Class A ordinary shares, Class B ordinary shares and preferred shares. Class A ordinary shares and Class B ordinary shares carry equal rights, generally rank pari passu with one another and are entitled to one vote per share at general meetings of shareholders, except for only the following matters at general meetings of shareholders, with respect to which Class B ordinary shares are entitled to 20 votes per share: (i) the election of a simple majority, or six, of our directors; and (ii) any change to our articles of association that would adversely affect the rights of Class B shareholders. With respect to any other matters at general meetings of our shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to one vote. Class B ordinary shares are convertible into Class A ordinary shares, and will automatically convert into Class A ordinary shares under certain circumstances. Any Class A ordinary shares which Class B shareholders acquire will be converted into Class B ordinary shares. See "Description of Share Capital—Ordinary Shares—Conversion" of our Registration Statement on Form F-1 originally filed with the SEC on October 4, 2016, as amended (File No. 333-213951).

        Voting at any meeting of shareholders is by way of a poll, unless the chairman allows a vote by show of hands on a resolution which relates purely to a procedural or administrative matter. Procedural and administrative matters are those that are not on the agenda of the general meeting and relate to the chairman's duties to maintain the orderly conduct of the meeting or allow the business of the meeting to be properly and effectively dealt with, while affording all shareholders a reasonable opportunity to express their views.

        Pursuant to our amended articles of association the following matters will be subject to ordinary resolution of the shareholders, with Class A ordinary shares and Class B ordinary shares each being entitled to one vote per share: (i) the election of two independent directors nominated by our nominating and corporate governance committee; (ii) any allotment or issuance of any of our shares or securities (in any 12-month period, whether in a single transaction or a series of transactions) equal to 10% or more of our share capital, or 10% or more of our voting power, prior to such allotment or issuance (without regard to any exemption from shareholder approval available under the Nasdaq Stock Market Rules); and (iii) any disposition of all, or 10% or more, of our undertakings or assets, as defined in our amended articles of association.

        Subject to the abovementioned matters at general meetings of shareholders with respect to which Class B ordinary shares are entitled to 20 votes per share, an ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than 75% of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

        Conversion.    Class B ordinary shares are convertible into Class A ordinary shares. All Class B ordinary shares are subject to automatic conversion into Class A ordinary shares on the same business day as the first to occur of the following: (i) Mr. William Wei Huang, our founder, chairman and chief executive officer, collectively ceasing to have beneficial ownership (as such term is interpreted pursuant to applicable U.S. securities laws and rules, regulations and forms promulgated thereunder by the SEC), in aggregate, of not less than five per cent (5%) of our issued and outstanding share capital on an as-converted basis; (ii) the Foreign Investment Law in the form implemented does not require that our VIE entities as it relates to VIE entities be owned or controlled by PRC nationals or entities; (iii) the PRC law no longer requires the conduct of the businesses carried out, or contemplated to be carried out, by us in the PRC, be owned or controlled by PRC nationals or entities; (iv) the promulgation of the Foreign Investment Law as it relates to VIE entities is abandoned by the relevant authorities in the PRC; or (v) the relevant authorities in the PRC approve our VIE structure without the need for our VIE entities to be controlled by PRC nationals or entities; provided, however, that the Class B ordinary shares shall not be automatically converted upon ceasing to constitute five per cent (5%) of our issued and outstanding share capital on an as-converted basis if 75% of the board of directors resolve that such automatic conversion shall, in their opinion, result in our failing to comply with any applicable foreign ownership restrictions under PRC law. Class B shareholders may elect to convert any or all of their Class B ordinary shares into Class A ordinary shares. Each Class B ordinary share is generally convertible into one Class A ordinary share, or at a conversion rate of 1:1. However, if and when the nominal amount of one Class A ordinary share changes by reason of consolidation or sub-division, the applicable conversion rate of Class B ordinary shares into Class A ordinary shares shall equal the quotient of the revised nominal amount, divided by the former nominal amount, of one Class A ordinary share.

  Transfer of Ordinary Shares.

        Subject to the restrictions contained in our articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Class B ordinary shares may not be assigned or transferred in whole or in part by a holder or such holder's affiliate. Class B ordinary shares must be converted into Class A ordinary shares prior to any such assignment or transfer.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  the ordinary shares transferred are fully paid and free of any lien in favor of us; and

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  any fee related to the transfer has been paid to us; and

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  the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

        Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption of Ordinary Shares.    Subject to the provisions of the Companies Law and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

        If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares

General Meetings of Shareholders

        Shareholders' meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least ten clear days is required for the convening of our annual general shareholders' meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association allows our Class A shareholders (excluding STT GDC and its controlled affiliates) holding shares representing in aggregate not less than one-third of the issued and outstanding Class A ordinary shares of our company (calculated excluding Class A ordinary shares beneficially owned by STT GDC or its controlled affiliates), to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. When STT GDC no longer has any director appointment right as described herein, STT GDC will be eligible for the same right to requisition a shareholder meeting described above on the same terms as other Class A ordinary shareholders, where the one-third of the Class A ordinary shares will then be calculated based upon all Class A ordinary shares issued and outstanding. STT GDC and the Class B shareholders also have the right to requisition a general meeting insofar as is necessary to exercise and protect their respective nomination and appointment rights.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements. See "Where You Can Find More Information About Us."

Changes in Capital

        We may from time to time by ordinary resolution:

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  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount; or

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  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Certain Enumerated Rights under Our Amended Articles of Association

  Appointment Rights

        Our amended articles of association provide that for so long as STT GDC beneficially owns: not less than 25% of our issued and outstanding share capital, they may appoint three directors to our board of directors, including our vice-chairman; less than 25%, but not less than 15%, of our issued and outstanding share capital, they may appoint two directors to our board of directors, including our vice-chairman; and less than 15%, but not less than 8%, of our issued and outstanding share capital, they may appoint one director to our board of directors, including our vice-chairman, none of which appointments will be subject to a vote by our shareholders. Our amended articles of association also provide that for so long as STT GDC has the right to appoint one or more directors to our board of directors, any change in the total number of directors on our board shall require the approval of the director or directors appointed by STT GDC. The above rights of STT GDC may not be amended without the approval of STT GDC.

        Our amended articles of association further provide that for so long as there are Class B ordinary shares outstanding, if any of the directors nominated by or subject to election by Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then the Class B shareholders may appoint an interim replacement for each such director. As of and after such time as there cease to be any Class B ordinary shares outstanding, and for so long as Mr. William Wei Huang beneficially owns not less than 2% of our then issued share capital, Mr. William Wei Huang may appoint one director (which is intended to be Mr. William Wei Huang) to our board of directors. Such appointments will not be subject to a vote by our shareholders. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.

  Nomination Rights

        Our amended articles of association also provide that for so long as there are Class B ordinary shares outstanding, the Class B shareholders shall have the right to nominate one less than a simple majority, or five, of our directors, all of whom will be subject to a vote at general meetings of our shareholders and with respect to whom Class B ordinary shares will be entitled to 20 votes per share. If any of the directors nominated by or subject to election by the Class B shareholders at 20 votes per share (i) is not elected or (ii) ceases to be a director, then Mr. Huang may appoint another person to serve in the stead of such director. Any person so appointed shall hold office until the next general meeting of our shareholders and be subject to re-nomination and re-election at such meeting.

Exempted Company

        We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently comply with the Nasdaq Stock Market Rules in lieu of following home country practice. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

        The Companies Law is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

  Mergers and Similar Arrangements.

        A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  Shareholders' Suits.

        In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control the company are perpetrating a "fraud on the minority."

  Indemnification of Directors and Executive Officers and Limitation of Liability.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Anti-Takeover Provisions in the Memorandum and Articles of Association.

        Some provisions of our amended articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

  Directors' Fiduciary Duties.

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

  Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provides that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. However, our articles of association provides that corporate matters may not be resolved or voted upon without a meeting being held.

  Shareholder Proposals.

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders' meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our articles of association require us to call such meetings every year.

  Cumulative Voting.

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors.

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed only in accordance with the enumerated appointment and nomination rights provided to certain of our shareholders.

  Transactions with Interested Shareholders.

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding Up.

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law of the Cayman Islands and our articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

  Variation of Rights of Shares.

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

  Amendment of Governing Documents.

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by special resolution or the unanimous written resolution of all shareholders.

  Rights of Non-Resident or Foreign Shareholders.

        There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

  Directors' Power to Issue Shares.

        Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A., as depositary will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest a designated number of Class A ordinary shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as a holder of American depository receipts, or ADRs. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

        The depositary's office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Class A ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the Class A ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the Class A ordinary shares underlying my ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such Class A ordinary shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to receive additional shares.  In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

            (i)  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

           (ii)  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

  •
  Other Distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

        If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

        The depositary will issue ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such Class A ordinary shares.

        Class A ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

        The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the Class A ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited Class A ordinary shares. The deposited Class A ordinary shares and any such additional items are referred to as "deposited securities".

        Upon each deposit of Class A ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

        When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Class A ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  temporary delays caused by closing our transfer books or those of the depositary or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  the payment of fees, taxes and similar charges; or

  •
  compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

        The depositary may, after consultation with us if practicable, fix record dates for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

  •
  to receive any distribution on or in respect of shares,

  •
  to give instructions for the exercise of voting rights at a meeting of holders of shares,

  •
  to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

  •
  to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Class A ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the Class A ordinary shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying Class A ordinary shares or other deposited securities, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

        The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

        Additionally, if we make any written communications generally available to holders of our Class A ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

        The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of Class A ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing Class A ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

  •
  a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

  •
  a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

  •
  an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

  •
  a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Class A ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

  •
  a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

  •
  stock transfer or other taxes and other governmental charges;

  •
  cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of Class A ordinary shares, ADRs or deposited securities;

  •
  transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

  •
  in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

  •
  fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

        JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

        The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

        If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa [2009] No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

  (1)
  amend the form of ADR;

  (2)
  distribute additional or amended ADRs;

  (3)
  distribute cash, securities or other property it has received in connection with such actions;

  (4)
  sell any securities or property received and distribute the proceeds as cash; or

  (5)
  none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all Class A ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such Class A ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder's name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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  payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Class A ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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  the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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  compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The issuance of ADRs, the acceptance of deposits of Class A ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Class A ordinary shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw Class A ordinary shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Class A ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

        The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

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  any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People's Republic of China (including the Hong Kong Special Administrative Region, the People's Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary's or our respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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  it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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  it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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  it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

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  it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

        The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People's Republic of China law, rules or regulations or any changes therein or thereto.

        Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

        Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

        In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Class A ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

        The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

        In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of Class A ordinary shares and (ii) deliver Class A ordinary shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received (each such transaction a "pre-release"). The depositary may receive ADSs in lieu of Class A ordinary shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive Class A ordinary shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity (the "applicant") to whom ADSs or Class A ordinary shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the Class A ordinary shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such Class A ordinary shares or ADSs in its records and to hold such Class A ordinary shares or ADSs in trust for the depositary until such Class A ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such Class A ordinary shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and Class A ordinary shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and Class A ordinary shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

        In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

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  be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

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  appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

        The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, (i) any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Hong Kong, the People's Republic of China and/or the United States, (ii) the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any action, controversy, claim, dispute, legal suit or proceeding brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described below. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

        By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

        We have appointed Law Debenture Corporate Services Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

        Conyers Dill & Pearman, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        King & Wood Mallesons has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. King & Wood Mallesons has advised us further that under PRC law, a foreign judgment, which does not otherwise violate basic legal principles, state sovereignty, safety or social public interest, may be recognized and enforced by a PRC court, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As there exists no treaty or other form of reciprocal arrangement between China and the United States governing the recognition and enforcement of judgments as of the date of this registration statement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty on whether and on what basis a PRC court will recognize or enforce a judgment ruled by a United States court.

 TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 SELLING SHAREHOLDERS

        Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of the shares of our Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our Class A ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

        We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of shares of our ordinary shares beneficially owned by such selling shareholder and the number of our Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and the selling shareholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any offering price to the public;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We and the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

        We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP and Conyers Dill & Pearman may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

 EXPERTS

        The consolidated financial statements of GDS Holdings Limited as of December 31, 2015 and 2016, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The office of KPMG Huazhen LLP is located at 25th Floor, Tower II, Plaza 66, 1266 Nanjing West Road, Shanghai, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

        Our main website is www.gds-services.com, and the information contained on this website is not a part of this prospectus. Our agent for service of process in the United States is Law Debenture Corporate Services Inc. located at 801 2nd Avenue, Suite 403, New York, NY 10017.

        This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2016, originally filed with the SEC on April 19, 2017;

  •
  our current report on Form 6-K furnished to the SEC on January 23, 2018, including exhibits thereto;

  •
  the description of the securities contained in our registration statement on Form 8-A filed on October 20, 2016 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

GDS Holdings Limited
2/F, Tower 2, Youyou Century Place
428 South Yanggao Road
Pudong, Shanghai 200127
People's Republic of China
+86-21-2033-0303

        You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.